CODE OF CONDUCT

&

COMPLIANCE

POLICIES AND PROCEDURES MANUAL

JUNE 2009

THIS MANUAL IS THE PROPERTY OF RANGER INVESTMENT MANAGEMENT, L.P. AND MUST BE RETURNED TO

THE FIRM SHOULD AN EMPLOYEE’S ASSOCIATION WITH THE FIRM TERMINATE FOR ANY REASON. THE

CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND SHOULD NOT BE REVEALED TO THIRD PARTIES.

TABLE OF CONTENTS

TABLE OF CONTENTS

DEFINITIONS
INTRODUCTION
1. CODE OF CONDUCT
2. CODE OF ETHICS
a. Personal Trading Pre-Clearance Form
b. Sample Letter re: Trade Confirmations
c. Initial and Annual Holdings Report
d. Gift Acknowledgement report
3. DUTY TO SUPERVISE
4. MARKETING
a. Collateral approval checklist
5. THIRD-PARTY MARKETING FIRMS
6. INVESTMENT PERFORMANCE PRESENTATION POLICY (GIPS®)
7. ACCOUNT OPENING AND CLOSING PROCEDURES
8. INVESTOR PRIVACY
a. Privacy Notice
9. Vendor Approval and Review
10. MAINTENANCE OF BOOKS AND RECORDS
11. ELECTRONIC COMMUNICATION
12. PORTFOLIO MANAGEMENT - MAINTAINING INVESTMENT GUIDELINES
13. TRADING PROCEDURES
14. TRADING ERRORS
a. Trade Error Reporting and Resolution Form
15. IPO POLICIES AND PROCEDURES
16. SECURITY VALUATION POLICY
17. CUSTODY
18. SOFT DOLLARS
a. Annual Soft Dollar Budget Approval Form
b. Soft Dollar Product/Service Approval Form
19. PROXY VOTING
a. Proxy Voting Exception Report
20. CONTINGENCY AND DISASTER RECOVERY PLAN
21. CODE OF CONDUCT and COMPLIANCE MANUAL ACKNOWLEDGEMENT FORM

DEFINITIONS

Included below are definitions of various terms, titles, abbreviations, and other references that are used frequently throughout Ranger Investment Management, L.P.’s Compliance Manual. Any questions regarding the terminology included herein should be directed to the Chief Compliance Officer. Unless otherwise specified, all terms are applicable to Ranger Investment Management, L.P.

Term, Title or Reference	Definition
Advisers Act	Investment Advisers Act of 1940

Back-Office	Accounting and operations support personnel

CCO	Chief Compliance Officer

CFO	Chief Financial Officer

COO	Chief Operating Officer

Firm	Ranger Investment Management, L.P.

Employee	All Firm employees, including officers

General Counsel	In-house General Counsel

GIPS	Global Investment Performance Standards

IMA	Investment Management Agreement

Investment Team	Portfolio Manager & Sector Managers

IT Manager	Information Technology Manager

LPA	Limited Partnership Agreement

Management	Officers and Portfolio Managers in a supervisory roles

Manual	The Firm’s Compliance Manual

Portfolio Manager	Portfolio Manager

PPM	Private Placement Memorandum

President	President of Ranger Capital Group

SEC	Securities and Exchange Commission

Sub Docs	Subscription Agreement

Trader	The Employee who executes sales and purchases securities on behalf of the Firm

Securities: Section 202(a)(18) of the Advisers Act defines “security” as:

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

INTRODUCTION

INTRODUCTION

The Firm as Fiduciary

The Firm is a registered investment adviser with the SEC in accordance with the Advisers Act. Section 206 of the Advisers Act makes it unlawful for the Firm to engage in fraudulent, deceptive or manipulative conduct. In addition to these specific prohibitions, the Supreme Court of the United States has held that Section 206 imposes a fiduciary duty on investment advisers.

As a fiduciary, the Firm owes its investors more than honesty and good faith alone. The Firm has an affirmative duty to act in the best interests of its investors and to make full and fair disclosure of all material facts, particularly where the Firm’s interests may conflict with those of its investors.

Compliance Manual

This Manual has been prepared for the Employees of the Firm. This Manual is not comprehensive and does not purport to address all compliance issues that might arise as the result of the advisory activities of the Firm. Similarly, the treatment of those issues that are discussed in this Manual is not exhaustive. This Manual is intended merely to summarize the principal compliance and legal issues involved as a result of the Firm’s status as a registered investment adviser and to establish policies and procedures applicable to all Employees of the Firm.

Every Employee who participates in or has responsibility in connection with the Firm’s advisory activities will be provided a copy of this Manual. This Manual is intended to be revised or supplemented from time to time.

Accountability and Authority of the CCO

The CCO reports directly to the President and is fully authorized to implement and enforce the Firm’s compliance policies and procedures. Accordingly, the President supervises the CCO and is responsible for conducting his performance evaluations on an annual basis. Together with the President, the COO/CFO and General Counsel acknowledge the CCO’s authority to administer the Firm’s compliance program.

The Investment Company Act of 1940, Rule 38a-1(c) prohibits officers or employees of the fund or its investment adviser from directly or indirectly taking action to coerce, manipulate, mislead, or fraudulently influence the fund’s chief compliance officer in the performance of his duties.

Employees with questions not answered by this Manual should contact the CCO.

FAILURE TO COMPLY WITH THE RULES AND REQUIREMENTS SET FORTH IN THIS MANUAL CONSTITUTES A BREACH OF AN EMPLOYEE’S OBLIGATION TO CONDUCT HIM OR HERSELF IN ACCORDANCE WITH THE COMPANY’S POLICIES AND PROCEDURES, AND IN CERTAIN CASES MAY RESULT IN A VIOLATION OF LAW. APPROPRIATE REMEDIAL ACTION BY THE COMPANY MAY INCLUDE CENSURE, FINE, RESTRICTION ON ACTIVITIES, OR SUSPENSION OR TERMINATION OF EMPLOYMENT.

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CODE OF CONDUCT

CODE OF CONDUCT

The Firm expects and requires its Employees to behave in a manner that is consistent with the guidelines listed below. These guiding principles combine to create the Firm’s Code of Conduct. Though not all inclusive, the Code of Conduct is intended as an overview the Firm has established as a behavioral benchmark for all of its Employees to follow.

The Firm is retained by our investors to manage a portion of their financial affairs and to represent their interests in this regard. As Employees of the Firm, we are keenly aware that as fiduciaries we owe our investors our undivided loyalty. Our investors trust us to act on their behalf, and we hold ourselves to the highest standards of fairness in all such matters.

The Firm expects all Employees to act with integrity, competence, dignity, and in an ethical manner when dealing with current and prospective investors, the public, the Firm and fellow Employees.

The Firm expects all Employees to adhere to the highest standards with respect to any potential conflicts of interest with respect to investor accounts. Simply stated, no Employee should benefit, or give the appearance of benefiting, over any investor.

The Firm expects all Employees to preserve the confidentiality of information that they may obtain in the course of conducting business and to use such information in accordance with the Firm’s Privacy Policy contained herein. Under no circumstance should confidential information be used in a way that is adverse to our investors’ interests.

Violations of this Code of Conduct may warrant sanctions as appropriate, up to and including suspension or dismissal at the discretion of Management. In any situation where you are unsure about the application of this code or any of the policies contained herein, you are encouraged to discuss the situation confidentially with your manager or the CCO.

THE COMPANY IS COMMITTED TO FOSTERING A

CULTURE OF COMPLIANCE. THE COMPANY THEREFORE

ENCOURAGES YOU TO CONTACT THE CCO SHOULD YOU

BELIEVE YOU HAVE REASON TO DO SO.

You are required to complete the Code of Conduct Acknowledgement Form (attached herein) stating that you have received, understand and will adhere to the contents of the Code of Conduct.

Please direct any questions about the Code of Conduct to the CCO.

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CODE OF EATHICS

CODE OF ETHICS

The Code of Ethics elaborates on the guiding principles found in the Code of Conduct. Specifically, the Code of Ethics details the Firm’s policies and procedures regarding issue such as:

•	Personal Trading

•	Restricted and Exempt Securities

•	Beneficial Ownership

•	Pre-Clearance Procedures
•	Insider Trading

•	Serving as an Officer, Trustee or Director of and another Organization

•	Gifts and Entertainment Guidelines

The Code of Ethics is predicated on the principle that the Firm owes a fiduciary duty to its investors. Accordingly, Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of investors. At all times, Employees must:

•	Place investor interests ahead of the Firm’s – As a fiduciary, the Firm must serve in its investors’ best interests. In other words, the Employees may not improperly benefit at the expense of investors. This concept is particularly relevant when Employees are making personal investments in securities traded by investors which are restricted by the Firm.

•	Engage in personal investing that is in full compliance with the Firm’s Code of Ethics – Employees must review and abide by the Firm’s personal securities transaction and insider trading policies.

Compliance with Applicable Securities Laws

ALL EMPLOYEES MUST COMPLY WITH APPLICABLE PROVISIONS OF FEDERAL SECURITIES LAWS, AND ARE REQUIRED TO PROMPTLY REPORT ANY VIOLATIONS OF THE CODE OF ETHICS TO THE CCO.

Personal Securities Transaction Policy

Except as provided below for certain types of securities, Employees are prohibited from making direct purchases or short sales of securities in which they have direct or indirect beneficial ownership. Employees may be permitted to sell securities they currently hold or may hold in the future (whether as the result of gift, bequest, other similar transfer, or acquired prior to employment), subject to approval by the CCO as outlined by the Pre-Clearance Procedures set forth below. On occasion, the CCO may exempt certain transactions on a case-by-case basis.

Securities and Instruments that are not Securities

The Firm will regard the following as securities for purposes of complying with this policy: certain interests or shares in a management investment company registered under the Investment Company Act of 1940 to which the Firm serves as an Advisor or Sub-Advisor, any note, stock, treasury security, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, fractional undivided interest in oil, gas, or other mineral rights, any options, or in general, any interest or instrument commonly known as a security. For purposes of clarity, interests or shares in The Wilshire Mutual Funds, Inc. shall be deemed a Security with respect to complying with this policy.

Commodities, futures and options traded on a commodities exchange, including currency futures are not considered securities. However, futures and options on any group or index of securities will be considered securities.

Exempt Securities

Investments in Treasury securities, certificates of deposit, commercial paper and other similar money market instruments, and shares of open-end mutual fund companies (with the exception of certain mutual fund companies registered under the Investment Company Act of 1940 to which the Firm serves as an Advisor or Sub-Advisor) are not subject to pre-clearance and reporting policies and procedures.

ETFs and Closed-End Mutual Funds

In addition to the exempt securities mentioned above, Employees may trade ETFs and Closed-End Mutual Funds. Though pre-approval from the CCO is unnecessary, Employees are required to have the brokerage firm through which the transactions occur send duplicate trade confirmations to the CCO. In addition to duplicate trade confirmation requirements, Employees must also report ETFs and Closed-end mutual funds on the Annual Holdings

Report, or instruct his/her brokerage firm to submit year-end duplicate account statements to the CCO no later than January 15th of each year.

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CODE OF EATHICS

Private Placements

Employees wishing to acquire or redeem beneficial ownership of securities in a private placement must receive written approval from the CCO by completing the appropriate section of the Personal Trading Pre-Clearance Form (Attachment A). In addition to the pre-clearance, Employees are required to submit an executed copy of the subscription agreement or similar documentation to the CCO upon receipt of said agreement. In determining whether to grant approval, the CCO will evaluate each request on a case-by-case basis to determine whether or not the Employee’s acquisition of the private placement precludes investors from purchasing the security; includes special terms, conditions or treatment resulting from the Employee’s position with the Firm; or, presents other conflicts to clients or the Firm.

Initial Public Offerings

Employees are prohibited from acquiring beneficial ownership of securities in an initial public offering.

Beneficial Ownership

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

•	Securities held by members of Employees’ immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in- law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

•	Employees’ interests as a general partner in securities held by a general or limited partnership; and

•	Employees’ interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

•	Ownership of securities as a trustee where either the Employee or members of the Employees’ immediate family have a vested interest in the principal or income of the trust;

•	Ownership of a vested beneficial interest in a trust; and

•	An Employee’s status as a settler of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

Questions with respect to beneficial ownership should be directed to the CCO.

Pre-Clearance Procedures

The Firm’s Employees must receive written clearance for all personal securities transactions in which they have direct or indirect beneficial ownership before executing such transactions with the exception of exempt securities, ETFs and Closed-End Mutual Funds.

Prior to the sale of securities or purchase of a private placement, the Employee will complete the Firm’s Personal Trading Pre-Clearance Form (Attachment A). The Firm will maintain the pre-clearance forms in conjunction with the record-keeping rule.

Once pre-clearance is granted by the CCO, the Employee has the remainder of the day to execute the transaction, or for a time period specified by the CCO. The CFO will review and pre-clear the CCO’s trade requests. Unless otherwise noted, pre-clearance is not required for the exempted transactions noted herein. The CCO will maintain a “Watch List” of restricted securities which is updated each day by the Firm.

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CODE OF EATHICS

Reporting

Trade Duplicates from Broker/Dealers

Employees may only personally trade securities through a registered broker/dealer or through a company sponsored DRIP. Each Employee must require its broker/dealer(s) to send duplicate trade confirmations to the CCO. Otherwise, the Employee will be required to submit a quarterly transaction report or account statement detailing all securities activities. See Attachment B for a sample letter to be sent to all of your brokers regarding the Firm’s reporting requirements. The Employee’s trades that do not occur through a broker-dealer (i.e., purchase of a private investment fund), will report such transactions separately.

Initial and Annual Holdings Reports

New Employees are required to report all of their personal securities holdings using the attached holdings report (see Attachment C) or by having the Employee’s broker/dealers send account statements no later than 10 days after the commencement of their employment. The initial holdings report must be current as of a date no more than 45 days prior to the date the person becomes an Employee.

Existing Employees are required to provide the Firm with a complete list of securities holdings (holdings report or account statements) on an annual basis, on or before January 15th of each year. The report will be current as of a date no more than 45 days prior to the final date the report is due to be submitted.

Each holdings report or account statement must contain, at a minimum: (a) the title and type of security, the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Employee has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with whom the Employee maintains an account in which any securities are held for the person’s direct or indirect benefit; and (c) the date the Employee submits the report. All Employees must sign the attached Annual Holdings Report even if he or she does not have any reportable securities and/or decides to have broker/dealers submit account statements.

The Firm will maintain these records in accordance with the record-keeping rule.

Trading and Review

The Firm strictly forbids “front-running” investor accounts, which is a practice generally understood to be an Employee’s personally trading ahead of investor accounts. The CCO will closely monitor Employees’ investment patterns to detect these abuses. The CFO will monitor the CCO’s personal securities transactions for compliance with the Personal Securities Transaction Policy.

If the Firm discovers that an Employee is personally trading contrary to the policies set forth above, the Employee will meet with the CCO to review the facts surrounding the transactions. This meeting will help the Firm determine the appropriate course of action.

Remedial Actions

The Firm takes the potential for conflicts of interest caused by personal investing very seriously. As such, the Firm has implemented remedial actions that are designed to discourage its Employees from violating the Personal Securities Transaction Policy. Employees should be aware that the Firm reserves the right to impose varied sanctions on policy violators including possible termination of employment depending on the severity of the policy violation.

Responsibility

The CCO will be responsible for administering the personal securities transaction policy. All questions regarding the policy should be directed to the CCO.

Insider Trading Policy

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures, taking into consideration the nature of such investment adviser’s business, reasonably designed to prevent the misuse of material, nonpublic information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, the Firm has instituted procedures to reasonably prevent the misuse of nonpublic information.

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CODE OF EATHICS

Insider trading is generally considered to be trading either personally or on behalf of others on the basis of advanced knowledge of material non-public information or communicating material non-public information to others in violation of the law. The Firm prohibits the following activities:

•	Trading by an insider while in possession of material non-public information about such applicable security; or

•	Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider’s duty to keep it confidential; or

•	Communicating material non-public information to others in breach of a fiduciary duty.

Any questions regarding the Firm’s Insider Trading Policy should be directed to the CCO.

Whom Does the Policy Cover?

This policy covers all Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the covered person has no direct or indirect control over the partnership.

What Information is Material?

Individuals may not be held liable for trading on inside information unless the information is material. “Material information” is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Advance knowledge of the following types of information is generally regarded as material:

•	Dividend or earnings announcements

•	Write-downs or write-offs of assets

•	Additions to reserves for bad debts or contingent liabilities

•	Expansion or curtailment of company or major division operations

•	New product/service announcements

•	Discovery or research developments
•	Criminal, civil and government investigations and indictments

•	Pending labor disputes

•	Debt service or liquidity problems

•	Merger, joint venture announcements

•	Tender offers, stock repurchase plans, etc.

•	Bankruptcy or insolvency problems

•	Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company’s securities, all of the company’s securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company’s business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

What Information is Non-Public?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. “Non-public” information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, nonpublic information does not change to public information solely by selective dissemination.

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CODE OF EATHICS

Penalties for Trading on Insider Information

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

Procedures to Follow if an Employee Believes that he/she Possesses Material, Non-Public Information

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the CCO and CFO as soon as possible. From this point, the Employee, CCO and CFO will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

•	Will not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

•	Will not engage in securities transactions of any company, except in accordance with the Firm’s Personal Securities Transaction Policy and the securities laws.

•	Will submit personal security trading reports in accordance with the Personal Security Transaction Policy.

•	Will not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

•	Will not proceed with any research, trading, etc. until the CCO informs the Employee of the appropriate course of action.

Serving as Officers, Trustees and/or Directors of Outside Organizations

Under certain circumstances, Employees may be granted permission to serve as directors, trustees or officers of outside organizations such as, public or private corporations, partnerships, charitable foundations and other not-for-profit institutions only after receiving prior written approval from the CCO and the President. Employees may also receive compensation for such activities. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

At certain times, the Firm may determine that it is in its investors’ best interests for an Employee(s) to serve as officers or on the board of directors of outside organizations. For example, a company held in investors’ portfolios may be undergoing a reorganization that may affect the value of the company’s outstanding securities and the future direction of the company. Serving as an officer or director with organizations outside of the Firm can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

An Employee may come into possession of material non-public information about an outside company, or other public companies. It is critical that a proper information barrier be in place between the Firm and the outside organization, and that the Employee does not communicate such information to other Employees in violation of the information barrier.

Similarly, the Firm may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire the Firm.

Political Contributions

The Firm has undertaken a policy of not making direct or indirect contributions to political candidates, political action committees or 527 groups. In addition, employees of the Firm are prohibited from, directly or indirectly, making campaign contributions to political candidates (“Restricted Candidates”) who, directly or indirectly, have authority over the disposition of investment capital which is (i) managed by the Firm (or its affiliates), or (ii) is being solicited for investment management by the Firm (or its affiliates), or (iii) to which a solicitation for investment management services by the Firm (or its affiliates) is reasonably foreseeable. In addition, employees of the Firm are prohibited from making contributions to political action committees or 527 groups to which such

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CODE OF EATHICS

employee should reasonably know provides material support with respect to a Restricted Candidate’s candidacy or political campaign.

Gifts

Employees are prohibited from accepting investment opportunities or other gratuities from individuals seeking to conduct business with the Firm or on behalf of an investor. Generally, the only gifts the Firm receives include items of a de minimis nature such as cake and fruit baskets during the holiday season. However, Employees may accept gifts from a single giver in an aggregate amount of $100 or less on an annual basis. An Employee whom is the recipient of a gift from a service provider (or frequent gifts from the same giver) with an estimated cumulative value in excess of $100 must complete a Gift Acknowledgement Report (Attachment D) and submit it to the CCO. The CCO will evaluate each gift-related incident warranting a report on a case-by-case basis. In the event that the CCO determines that a gift from a service provider is inappropriate for acceptance by the intended recipient, such gift may (at the discretion of management) be returned to the sender or donated by the Firm to a charitable organization.

Entertainment Guidelines

When considering an entertainment offer sponsored by a current or prospective service provider, Employees must consider the actual and/or perceived conflict of interest participation in the event poses to the Firm and its clients. Generally, Employees may attend local business meals, sporting activities and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the sponsor(s) and the Employee(s) are present. Any event or activity in which an Employee should reasonably believe to be excessive must be pre-approved by the CCO. The nature, cost and extent of the entertainment must be reasonable in context to its stated purpose and reasonably judged to lack actual or perceived conflict of interest.

The Firm takes the potential for conflict of interest presented by an Employee’s participation in extravagant or frequent entertainment events seriously and expects each Employee to use his or her best good judgment and integrity if presented with such an offer.

Responsibility

The CCO is responsible for administering all aspects of the Firm’s Code of Ethics. Employees are required to comply with the Firm’s Code of Ethics and must promptly report any violations to the CCO. All questions regarding the policy should be directed to the CCO.

Code of Ethics Training

The CCO will conduct Code of Ethics training:

•	annually on a Firm-wide basis;

•	for new Employees in conjunction with the issuance of the Manual upon commencement of employment with the Firm; and,

•	by issuing periodic reminders and instruction in accordance with the Firm’s compliance training program.

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Attachment A

PERSONAL TRADING PRE-CLEARANCE FORM

Pre-clearance must be granted by the CCO prior to placing a trade restricted by the Firm’s personal trading policies, or in advance of the purchase or sale of a private placement. Pre-clearance is only good for the day of the approval unless otherwise specified by the CCO.

Security Name	Symbol	Type (stock, bond...)	Broker Dealer

Buy	Sell	Private Placement Name	Description	Executed Subscription Agreement Submitted to CCO
(Attached)

By signing below, I certify that:

•	I have no inside information or other knowledge pertaining to the proposed transaction(s) that constitutes a violation of Firm policy or applicable securities regulations.

•	The proposed transaction(s) presents no known conflicts or risks to clients or the Firm.

•	I am not receiving any special terms, conditions or treatment with respect to the proposed transaction(s) as a result of my position with the Firm.

Employee
(PRINT NAME)

Signed		Date

Approved		Date
Chief Compliance Officer or Designee

[Date]

[Broker Name & Address]

Dear [Name]:

With respect to the following account(s) listed below:

[Account Info]

Please send electronic duplicate trade confirmations generated by the account(s) listed above to the following person:

Tom Burson

Chief Compliance Officer

Ranger Capital Group

300 Crescent Court, Suite 1100

Dallas, TX 75201

Phone: (214) 871-5207

tburson@rangercap.com

Please contact Mr. Burson to confirm receipt of this letter.

Sincerely,

[Name]	Tom Burson
Chief Compliance Officer

300 CRESCENT COURT SUITE 1100. DALLAS, TEXAS 75201

PHONE: (214) 871-5200 FAX: (214) 871-5201

Attachment C

INITIAL AND ANNUAL HOLDINGS REPORT

Employee Name:	Date:

Employee Signature:	Initial Report: Annual Report:

Broker/Dealer	Type of Security	Description or Name	Ticker Symbol	# of Shares	Principal Amount

Private Placements

By completing and signing this report, I certify that, (a) I have no other accounts with any other broker/dealers or banks, and (b) this is a complete list of my holdings of reportable securities in which I have direct or indirect beneficial ownership, including private placements.

A new Employee’s initial holdings report must be submitted no later than 10 days following commencement of employment with the Firm. Annual Holdings Reports must be submitted on or before the 15th day following each calendar-year end. The report must be current as of a date no more than 45 days prior to the date the report is required to be submitted.

An Employee must sign and date this report even if he or she does not own any reportable securities. Instructing your advisor or broker/dealer to submit annual account statements (with the information listed above), as well as signing and dating this report, is an acceptable option to completing the required information contained herein.

Attachment D

GIFT ACKNOWLEDGEMENT REPORT

Employee

Date

Sponsor & Employer

Gift

Dollar Amount of Gift

Comments

Employee Signature

CCO Signature

Date

In the Comment section, please describe the nature of the relationship between the Firm, Employee and Sponsor as well as any other pertinent information regarding the receipt of the gift.

DUTY TO SUPERVISE

DUTY TO SUPERVISE

Issue

Firm Management recognizes that supervision of Employees is essential to protecting investor interests and delivering a high level of service. The Code of Conduct, Code of Ethics, and the policies and procedures set forth in the Manual assist Management by providing the necessary tools and guidance to effectively supervise Employees. Management and other Employees in supervisory roles will regularly monitor the following activities in recognition of the Firm’s duty to supervise, (note that this list is not all inclusive):

•	Setup of new accounts

•	Preparation of investment management agreements

•	Maintenance of investor files

•	Portfolio management and securities valuation

•	Best execution and trade allocations

•	Customer correspondence
•	Personal trading activities of Employees

•	Investor complaints or concerns

•	Form ADV and other disclosure amendments

•	Regulatory registration issues

•	Marketing and advertising

•	Adherence to the policies and procedures set forth in this Manual

The SEC approaches the duty to supervise very seriously. Section 203(e) of the Advisers Act states, in part, that the SEC may prohibit investment advisers from engaging in investment advisory activities for a period not exceeding twelve months, or in the worst case scenario, revoke the registration of the investment adviser. The severity of the sanction is determined on a case-by-case basis; however, past SEC enforcement actions have observed the reasonableness of compliance procedures as an affirmative defense against a claim of failure to supervise.

Policy

The Firm’s Management and officers will reasonably supervise the activities of its Employees.

Procedures

Supervision over certain responsibilities is generally delegated to various Employees within the Firm. Such delegation of responsibilities must occur to ensure that the Firm provides investors with the highest level of service. The Firm operates within a well-defined supervisory structure that outlines the responsibilities of its Employees and the individuals to whom they report.

The Firm expects Employees to report any issues to Management that may arise in which they may be unfamiliar or otherwise require assistance. Employees must also report any activities that run contrary to the Code of Conduct, Code of Ethics, and other policies and procedures set forth herein that may adversely affect investors and/or the reputation of the Firm.

Responsibilities

Employees with supervisory responsibilities are required to oversee and manage the activities of their subordinates.

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MARKETING

MARKETING

Issue

The term “Advertisement” will include any written correspondence or communication addressed to more than one person, or any notice or other announcement in any publication or broadcast by radio or television, which offers (1) any analysis, report, or publication concerning securities, or which is to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (2) any graph, chart, formula, or other device to be used in making any determination as to when to buy or sell any security, or which security to buy or sell, or (3) any other investment advisory service with regard to securities.

Regulations

Rule 206(4)-1(a) under the Advisers Act forbids investment adviser advertisement that:

•	refers to any testimonial of any kind concerning the Firm or any advice, analysis, report or other service rendered by the Firm;

•	represents that any graph, chart, formula or other device offered by the Firm can in and of itself be used to determine which securities to buy or sell, or when to buy or sell them;

•	contains any statement to the effect that any report, analysis, or other service will be furnished free or without charge, unless the report, analysis or other service actually is or will be furnished entirely free and without any condition or obligation; and

•	contains any untrue statement of a material fact, or which is otherwise false or misleading.

Additionally, the SEC has issued no-action relief to investment advisers regarding their use of advertisements. The Firm intends to follow the requirements and guidelines outlined in these no-action letters, when applicable.

Policy

All marketing materials produced by or on behalf of the Firm will conform to applicable rules and regulations promulgated under state and federal securities laws. The rules, interpretations, and no-action positions governing marketing materials and communications are complex and are not covered in their entirety by this marketing policy. The Firm has established this policy to reasonably comply with applicable rules and regulations.

The Firm is prohibited from publishing, circulating, or distributing any advertisement that contains any untrue statement of a material fact or that is otherwise false or misleading. In evaluating whether marketing materials are misleading, the following factors should be considered:

•	explanations or disclosures necessary to avoid misleading information contained in the marketing material;

•	the general economic or financial conditions that affect assumptions found in the material;

•	any representations of future gains, income or expenses;

•	any portrayals of past performance that imply that past results may be repeated in the future, or that cannot be justified under the circumstances;

•	any discussion of benefits of the investment without giving equal prominence to the risks or limitations associated therewith; and

•	any exaggerated or unsubstantiated claims.

Other factors that should be considered include the overall context in which the advertisement is made; the audience to which the advertisement is directed; the overall clarity of the advertisement; and the use of footnotes in the advertisement.

Current Performance Data Requirement

All performance information included in any advertising material must be as current as practicable. For purposes of this Policy, the term “current” will mean, at a minimum, quarterly. Thus, for example, the Firm will be prohibited from distributing an advertisement with performance data that does not include results for the most recent calendar

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MARKETING

quarter. All performance returns used for collateral materials must originate from the accounting team.

Hypothetical/Back-Tested Performance

Hypothetical/back-tested performance information may be used only when specific procedures are followed including, but not limited to, thorough documentation and disclosure regarding exactly how the performance was determined and calculated, an explanation of the limitations of pro-forma/hypothetical/simulated/model/back-tested performance and a description of any pertinent market circumstances and assumptions.

Past Performance Information (Clover Capital Management)

The presentation of performance in marketing material is prohibited if:

•	the marketing material fails to indicate the effect (if any) of material market or economic events on the results portrayed;

•	the marketing material fails to disclose whether and to what extent the results portrayed reflect the reinvestment of dividends or other earnings;

•	the marketing material suggests or makes claims about the potential for gain without disclosing the possibility of loss or fails to state that past results are not necessarily indicative of future performance;

•	and, if presented gross of fees and expenses, the marketing material includes results that do not reflect the deduction of advisory fees, brokerage or other commissions, or any other expenses that a investor would have paid.

With certain exceptions as it relates to advertisements provided on a one-on-one basis, all performance must be presented net of fees, or both net and gross of fees with equal prominence.

One-on-One Presentations (Investment Company Institute)

Advertisements using gross performance numbers may be used in one-on-one presentations of a private nature if accompanied by written disclosure of:

•	The fact that the performance figures do not reflect the deduction of investment advisory fees;

•	The fact that the investor’s return will be reduced by the advisory fees and any other expenses it may incur in the management of its investment advisory account;

•	The fact that the investment advisory fees are described in Part II of the adviser’s Form ADV; and

•	A representative example showing the effect an advisory fee, compounded over a period of years, could have on the total value of an investor’s portfolio.

The Firm intends to include the disclosures described above if it utilizes gross performance numbers in one-on-one presentation materials.

Back-Up of Performance Required

Past performance reporting not only must be accurate, it also must be substantiated. No performance for which the back-up is not available and maintained by the Firm may be used.

Procedures

Included below are the procedures the Firm will follow to help ensure all marketing related materials and activities adhere to policies outlined herein.

1.	All marketing materials utilized by the Firm must be submitted to the Portfolio Manager and/or a member of the Investment Team for initial approval. Following initial review and approval, all marketing materials must receive final approval from the CCO prior to dissemination (See Attachment A).

2.	Marketing materials that do not change from month to month, other than performance figures, will not be required to be reviewed on an ongoing basis after an initial review by the CCO. All portfolio return information used in marketing materials must originate from the accounting team. Prior to use and

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MARKETING

dissemination, this performance related information must be approved by the CFO or his designee and will be maintained by the Back-Office accounting team.

3.	The Firm retains copies of the approvals received from the members of the accounting team, Portfolio Manager and CCO.

4.	The Firm must retain copies of all marketing pieces utilized by the Firm, and the CCO will conduct a review on at least an annual basis, or as necessary, of such materials to ensure that they comply with any new and applicable SEC or other regulatory agency rules, regulations or no-action positions. Firm marketing materials are sent to Ashland Partners, the Firm’s GIPS verification consultants, on a quarterly basis for third-party review and compliance with GIPS.

5.	Any proposed presentation to, or interview with, the media by an Employee must be pre-approved in by the President, General Counsel and CCO.

6.	Proposed articles in magazines and other publications must be pre-approved by the President, General Counsel and CCO.

An Employee who proposes to participate in a seminar or give a speech must pre-clear such activity with the President, General Counsel and CCO. Any written materials, slides, and other presentation materials to be supplied at the seminar or speech must be pre-approved by the CCO.

Books and Records

In its books and records, the Firm will maintain copies of all marketing materials. These materials may include, but are not limited to:

• Brochures • Web Site • Press Related Marketing Materials • Letters to Current or Prospective Investors • Responses to RFP’s • Data Provided to Consultants

•   Consultant Questionnaires

•   Presentations developed for Seminars or Investor Meetings

•   Transcripts of Newspaper Interviews

•   Transcripts or Tapes of Television Appearances

•   Pertinent business-related e-mails

Responsibility

The CCO and President are responsible for monitoring the marketing process.

Reference:

The Advisers Act does not specifically address performance advertising. In a no-action letter to Allied Investments Co. (pub. avail. May 24, 1979), the SEC permitted, but did not require, advisers to disclose performance as long as it was presented fairly.

Over the years, the SEC has issued no-action relief to investment advisers seeking to market their performance information in advertisements. Performance no-action letters that may be applicable to the Firm, when developing its advertising materials, are briefly outlined below (this list in not meant to be inclusive of all relevant no-action letters):

•	Clover Capital Management (pub. avail. October 28, 1986) discusses disclosure and the use of model and actual performance results. Although dated, this SEC no-action letter continues to be the primary standard regarding adviser advertising and provides the most relevant and detailed guidance.

•	Investment Company Institute (#1) (pub. avail. July 24, 1987) permits an adviser to present performance figures on a “net of fees” basis without reflecting custodian fees paid to a bank or other organization for safekeeping investor assets.

•	Investment Company Institute (#2) (September 23, 1988) permits the use of “gross” performance on certain one-on-one presentations provided certain disclosures are made (see “One-on-One” Presentations section below).

•	Great Lakes Advisors, Inc. (April 3, 1992) discusses when performance results from a prior place of

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MARKETING

employment can be used.

•	J.P. Morgan Investment Management, Inc. (pub. avail. May 7, 1996) permits an adviser to present performance that reflects the deduction of the highest advisory fee charged to any account employing that strategy during the performance period.

•	Association for Investment Management and Research (pub. avail. December 18, 1996) permits an adviser to present performance that is calculated on a gross-of-fees basis provided that it is presented with performance that is calculated on a net-of-fees basis.

•	Investment Counsel Association of America, Inc. (pub. avail. March 1, 2004) permits an adviser to furnish specific information about an adviser’s past specific recommendations to consultants provided the information was requested from the adviser on an unsolicited basis. An adviser may furnish the same information to existing investors provided that the investors have recently held the securities in their portfolios and the purpose of the communication was not to offer advisory services.

The Firm follows the criteria outlined in the above no-action letters, where applicable, when it includes performance information in its advertising materials.

Review

•	The CCO will review all marketing materials on at least an annual basis or as necessary (as a result of updates or revisions)

•	Ashland Partners reviews the Firm’s marketing materials on a quarterly basis

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Attachment A

RANGER COLLATERAL

COMPLIANCE APPROVAL CHECKLIST

COLLATERAL PIECE:

DATE INITIALS

— Fund Manager &/or Analyst Marketing/Investor Relations Proofer

— RSS (performance verification) — Compliance Review

COMMENTS:

THIRD-PARTY

MARKETING FIRMS

THIRD-PARTY MARKETING FIRMS

Issue

Rule 206(4)-3 under the Advisers Act allows registered investment advisers to pay a cash fee to a solicitor (both internal and unaffiliated) for referring clients, only if pursuant to a written agreement. One of the stipulations that must be contained in the written agreement is that the solicitor must provide a separate written disclosure document, in addition to the adviser’s disclosure document, to prospective clients at the time of the solicitation. The Rule also requires that the investment adviser make a bona fide effort to determine whether the solicitor has complied with the agreement, and have a reasonable basis for believing the solicitor has complied with the Rule.

Policy

When the Firm uses solicitors to obtain new clients it will comply with the solicitation rule.

Procedures

1.	The Firm will only pay cash fee, directly or indirectly, to a solicitor pursuant to a written agreement.

2.	The written agreement between the Firm and the solicitor will require the following conditions:

•	Describes the solicitation activities to be engaged in by the solicitor on behalf of the Firm and the compensation to be received;

•	Contains an undertaking by the solicitor to perform his or her duties under the agreement in a manner consistent with the Firm’s instructions and the provisions of the Advisers Act and the Rules hereunder; and

•	Requires that the solicitor, at the time of any solicitation activities, provide the client with a current copy of the Firm’s Part II of Form ADV and a separate written disclosure document.

3.	The solicitor’s separate written disclosure document will contain the following information:

•	The name of the solicitor;

•	The name of the Firm;

•	The nature of the relationship, including any affiliation, between the solicitor and the Firm;

•	The terms of such compensation arrangement, including a description of the compensation paid or to be paid to the solicitor; and

•	The amount, if any, the client will be charged in addition to the advisory fee.

•	The document will also serve as the signed and dated acknowledgment of receipt by the prospective clients.

4.	Any solicitor acting on behalf of the Firm will not be a person subject to the disciplinary actions stated in Rule 206(4)-3(A)(1)(ii) under the Advisers Act.

5.	The Firm will maintain originals and/or copies of all solicitor documents in the respective client files.

Responsibility

The President oversees the Firm’s solicitation arrangements, including the establishment of new relationships. The CCO will assist in determining the eligibility of the solicitors, and he will ensure that each solicitor complies with the terms of the written agreement with the Firm.

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GIPS®

INVESTMENT PERFORMANCE PRESENTATION POLICY

Global Investment Presentation Standards

Compliance with GIPS has been verified Firm-wide by Ashland Partners & Company LLP (“Ashland”) from October 23, 2002, and continues to be verified on a quarterly basis thereafter. Performance presentation standards are detailed in the Firm’s GIPS Policies and Procedures.

Responsibility

The CCO and Controller interact with Ashland each quarter, or as necessary, to verify the Firm maintains compliance with GIPS. The Investor Relations Manager incorporates the most recent GIPS disclosure presentations into the Firm’s collateral materials on a quarterly basis.

References: The Firm’s GIPS Policies and Procedures, GIPS handbook and consulting services provided by Ashland.

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ACCOUNT OPENING

AND CLOSING PROCEDURES

ACCOUNT OPENING AND CLOSING PROCEDURES

Issue

The Firm manages investor accounts on a discretionary basis. “Discretion” is not defined in the Advisers Act. However, the Firm will be considered to exercise investment discretion over an investor’s account if it can effect transactions for the investor without first having to seek the investor’s permission. The procedures listed below are required when opening an investor’s account.

Additionally, as the Firm ceases to act as investment adviser over terminated investor accounts, Employees will follow the process provided herein to close investor accounts.

Policy

Employees may open a discretionary account for an investor as outlined in the applicable IMA or PPM, provided that procedures governing such accounts are followed. Conversely, terminated investor accounts must be removed from our custodial platforms as soon as practicable in accordance with guidelines found in the respective IMA or PPM.

Summary Procedures for Opening a New Advisory Account

1.	The Firm must furnish new investors with disclosure documents including the Firm’s Part II of Form ADV and Privacy Notice, and if applicable, a LPA no later than when the investor executes the appropriate agreement.

2.	All investor contractual documentation including Sub Docs or an IMA are thoroughly reviewed by the Investor Relations Manager, General Counsel, Back-Office accounting personnel, Portfolio Manager, CCO and/or other Management members (as necessary) as outlined in Attachment A.

3.	The Firm obtains information from an investor set forth in the Firm’s IMA or Sub Docs for the purpose of determining client identification, investment suitability and objectives. As required by Regulation D Rule 506, an investor must meet certain net worth and sophistication hurdles in order to be considered a suitable candidate for the Firm’s Funds.

4.	If an investor meets the net worth and sophistication requirements to invest in a Fund, the Firm memorializes acceptance of the investment by sending the investor an acceptance letter and an executed copy of the investor’s Sub Docs.

5.	If an investor fails to meet the net worth and sophistication requirements with respect to investment in a Fund, the Firm must notify the investor in writing and, if necessary, promptly return the investor’s capital.

6.	Investor accounts will not be managed on a discretionary basis unless investor consent is obtained authorizing discretion as set forth in the applicable LPA or IMA.

7.	The Firm and/or new investors must complete new account forms that are required by executing brokers chosen by the new investor or the Firm. The forms must provide the Firm with the authorization to trade on behalf of the investor (limited power-of-attorney).

8.	With regard to separately managed accounts, the Firm must note and document any investor-imposed investment restrictions and reporting requirements. If restrictions exist, they are noted on the Axys name field to have it show when reports are generated. The actual trade restriction at the security level is setup in Moxy and cannot be overridden.

9.	The Firm must enter data into its system to include the investor’s account. Additionally, the Firm must create a paper and/or electronic file for the investor, which includes, among other things, the executed IMA, Sub Docs, correspondence, and other investor related documents.

Summary Procedures for Closing a Terminated Investor Account

1.	In accordance with the instructions found in the PPM or IMA, investors are required to notify the Firm in writing should the investor desire to fully or partially redeem its investment or terminate an IMA.

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ACCOUNT OPENING

AND CLOSING PROCEDURES

2.	The Employee that receives the redemption notice informs the Back-Office, Portfolio Manager or Investment Team responsible for managing the account of the investor redemption.

3.	The appropriate member of the Firm’s accounting team calculates the pro rata fee for the period based upon the investor termination date as detailed in the IMA or PPM.

4.	All information relating to the management of an investor’s account must be maintained in accordance with the Advisers Act (i.e., 5 years from the end of the fiscal year in which the account is terminated).

Responsibility

Employees such as the Investor Relations Manager, Back-Office Employees, Investment Team members, the CCO, General Counsel and/or management team members are responsible for various aspects of opening and closing an investor account.

Training and Reminders

•	The CCO will administer training to Employees responsible for opening, maintaining and closing client accounts

•	The CCO will issue periodic reminders and instruction to relevant Employees in accordance with the Firm’s compliance training program

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ACCOUNT OPENING

INVESTOR PRIVACY

Issue

The SEC’s Regulation S-P (Privacy of Consumer Financial Information), which was adopted to comply with Section 504 of the Gramm-Leach-Bliley Act, requires investment advisers to disclose to investors its policies and procedures regarding the use and safekeeping of personal information.

Personal information is collected from investors at the inception of their accounts and occasionally thereafter, primarily to determine accounts’ investment objectives and financial goals and to assist in providing investors with a high level of service.

Policy

The Firm will not disclose an investor’s personal information to anyone unless it is permitted or required by law, at the direction of an investor, or is necessary to provide the Firm’s services.

Procedures

The Firm will (a) ensure the security and confidentiality of current and former investor records and information; (b) protect against any anticipated threats or hazards to the security or integrity of current and former investor records and information; and (c) protect against unauthorized access to or use of current or former investor records or information that could result in substantial harm or inconvenience to any investor. Accordingly, the following procedures will be followed:

1.	The Firm will not sell investor information to anyone.

2.	The Firm will restrict access to investors’ personal information to individuals within the Firm who require the information in the ordinary course of servicing investors’ accounts. Investor information is used only for internal business purposes.

3.	The Firm has developed procedures to safeguard investor records and information as described below.

4.	Investor information may only be given to the third-parties under the following circumstances:

•	To broker/dealers to open an investor’s brokerage account;

•	To other firms as directed by investors, such as accountants, lawyers, etc.;

•	To specified family members; and

•	To regulators, when required by law.

5.	At times, investor information may be reviewed by the Firm’s outside service providers (i.e., accountants, lawyers, consultants, etc.). The Firm will review the entities’ privacy policies to ensure that investors’ information is not misappropriated or used in a manner that is contrary to the Firm’s privacy policies.

6.	The Firm will provide a privacy notice (See Attachment B) to investors upon inception of the relationship and annually thereafter. The privacy notice will be furnished to investors in a written format and the Firm will maintain a record of the dates when the privacy notice is provided to investors.

7.	In the event of a material change in the privacy policy, the Firm will provide its investors with a sufficient amount of time to opt out of any disclosure provisions.

8.	In the event that unintended parties receive access to personal and confidential information of California residents, the Firm will disclose those investors of the privacy breech. See Senate Bill No. 1386.

9.	If an Employee receives a complaint regarding a potential identity theft issue (be it from an investor or other party), the Employee should immediately notify the CCO. The CCO will thoroughly investigate any valid complaint, and maintain a log of all complaints as well as the result of any investigations.

10.	Any suspected breach of the privacy policy should be promptly reported to the CCO.

Hardware Security: Lock the main office and areas where hardware is stored.

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ACCOUNT OPENING

Data and Software Availability:

•	Back up and store important records and programs on a regular schedule.

•	Check data and software integrity.

•	Fix software problems as quickly as possible.

Computer Networks

The Firm has the responsibility for setting up and maintaining appropriate security procedures on the network and requires Employees to act responsibly and ethically when operating their own computer. The Firm’s IT Manager, staff and outside vendors actively address network security issues in a variety ways including, but not limited to:

1.	Using hardware and software tools to detect and remove viruses.

2.	Isolating contaminated files or system.

3.	Checking files downloaded from the Internet.

4.	Testing software before it is installed to make sure it doesn’t contain a virus/worm that could have serious consequences for other personal computers and servers on the Firm’s network.

5.	Selecting passwords and limiting access to sections of the server only to Employees that require access to prevent unauthorized use of files on networks or other personal computers.

6.	Systematically running back-ups on all system files.

7.	Incorporating VPN technology and Terminal Services for Employees that work from remote locations.

Maintenance and/or Disposal of Sensitive Hardcopy Information:

At all times we need to be acutely aware of how we store and/or dispose of sensitive company information. Information related to clients/investors, company personnel, portfolio holdings, characteristics and duplicate records required to be maintained by the SEC (found in the compliance manual—attached) are examples of information which should to be stored securely, or destroyed if no longer necessary.

During working hours, authorized personnel occupy the areas where the Firm maintains or regularly uses nonpublic investor information or restricts storage of such information to locked file cabinets or a locked room. During nonworking hours, nonpublic personal information should be stored in locked file cabinets or a locked room.

If an Employee’s duties require handling nonpublic personal information, he or she must always take care to protect the integrity, security, and confidentiality of these records. Disposing of unnecessary or duplicate sensitive information requires shredding the hardcopies or placing them in the large locked container found in the supply room. Proprietary, sensitive information should never be placed in the trashcan or small recycle bins in your office (e.g., investor lists, account statements, tax returns).

About Investors or the Firm

Any information that an Employee obtains regarding the Firm’s investors, advice furnished by the Firm to its investors, non-public data furnished to the Firm by any investor, or the analyses and other proprietary data or information of the Firm is strictly confidential. Disclosure of such information to any third party without the permission of the CCO or another authorized officer of the Firm is grounds for immediate termination by the Firm.

Responsibilities

The CCO will monitor compliance with the Firm’s Privacy Policy and will coordinate the dissemination of the Privacy Notice.

Training and Reminders

•	Firm-wide training on an annual basis

•	New Employees will receive Privacy Policy instruction from the CCO in conjunction with the issuance of the Manual upon commencement of employment with the Firm

•	The CCO will issue periodic reminders and instruction in accordance with the Firm’s compliance training program

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Attachment A

Privacy Notice

We are committed to handling information about you responsibly and we recognize and respect your right to privacy. We are providing this notice to you so that you will know what kinds of information we collect about you and the circumstances in which that information may be disclosed to third parties.

Collection of Non-Public Personal Information

We collect non-public personal information about you from the following sources:

Subscription agreements and other forms or agreements, and correspondence (written, telephonic or electronic). Information gathered from these sources may include your name, address, social security number, and information about your income level and/or assets.

Disclosure of Non-Public Information

We may disclose all of the information described above to certain third parties under one or more of these circumstances:

As Authorized—if you request or authorize the disclosure of the information; and

As Permitted by Law—for example, sharing information with companies who maintain or service customer accounts for us is permitted and is essential for us to provide you with necessary or useful services with respect to your investment.

Security of Non-Public	We restrict access to non-public personal information about you to those
Information	Employees who need to know that information to provide products or services to you. We maintain physical, electronic, and procedural safeguards that comply with federal regulations to guard your non-public personal information.

We will adhere to the policies and practices described in this notice regardless of whether you are a current or former investor.

This Privacy Notice relates to Ranger Investment Management, L.P. and its affiliated persons (as such term is defined in the Investment Company Act of 1940, as amended).

VENDOR APPROVAL

AND REVIEW

VENDOR APPROVAL AND REVIEW

Issue

The Firm relies on outside vendors to provide it with products and services essential to conducting business and effectively serving investors. Failure of the Firm to adequately supervise “critical vendors” could create potential risks and conflicts to the Firm and/or clients. For example, a critical vendor may require sensitive Firm or investor information, which if misappropriated could result in a breach of investor privacy. Failure on the part of a vendor to deliver essential products or services may impact the Firm’s ability to implement certain business functions or properly maintain required books and records. Or, the Firm’s use of an affiliated service provider, a critical vendor with a close relationship with an Employee(s), or a quid pro quo arrangement may result in real and/or perceived conflicts of interest.

Policy

The Firm requires approval from the CCO and COO/CFO prior to engaging the services of a “critical vendor” as well as continued review and approval of such vendors on an annual basis thereafter in accordance with the procedures outlined below.

Summary Procedures for New Vendor Approval

Prior to engaging the services of a new vendor, the Employee that will be responsible for maintaining the relationship with such vendor is expected to conduct due diligence commensurate with the importance the relationship represents to the Firm using the New Vendor Approval form (see Attachment A) as a guide. Custodians, auditors and certain consulting relationships are examples of critical vendors that require more due diligence than non-critical vendors. Due diligence and documentation necessary for critical vendors should be considered on a case-by-case basis, unique to the specific nature of the vendor relationship. Important questions to consider when evaluating a new vendor include, but are not limited to:

•	Does the vendor have access to sensitive client or Firm information?

•	Would failure of a vendor to deliver products or services limit the Firm’s ability to effectively conduct business?

•	Do Firm affiliations or Employee relationships with prospective vendors exist which may result in a potential conflict of interest?

In addition to documentation with respect to the qualifications of the vendor, Employees will be required to gather information with respect to the organization’s compliance program, internal controls, regulatory history and other pertinent materials as available, such as:

•	Privacy Policy Confidentiality Agreement

•	Contingency Disaster Recovery Plan Applicable Regulatory Disclosure Documents

•	SAS 70 Report Audited Financial Statements

Once due diligence has been conducted, the Employee will submit the completed New Vendor Approval form and support materials to the CCO for final approval. Following review of the materials submitted, the CCO, together with the COO/CFO, may (i) request additional information; (ii) approve the new vendor by signing the Approval form; or, (iii) reject the vendor. If a vendor is rejected, additional instructions will be given to the Employee regarding the vendor’s deficiencies and potential alternative candidates.

Summary Procedures for Annual Review of Existing Vendors

On an annual basis, the CCO will require Employees responsible for relationships with existing critical vendors to submit updated information using the Vendor: Annual Review form (see Attachment B) as a guide. In addition to the vendor’s performance track record, the purpose of the annual review is to identify any significant changes that occurred during the previous 12 month period which may impact the Firm’s continued relationship with a given vendor. Similar to the new vendor approval process, the CCO and COO/CFO will review the updated materials and determine whether or not to approve the vendor for another year.

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VENDOR APPROVAL

AND REVIEW

Responsibility

Employees responsible for supervising relationships with critical vendors, the CCO and the COO/CFO are responsible for implementing the Firm’s vendor review and approval policies and procedures. Any questions regarding the Firm’s vendor review and approval process should be directed to the CCO.

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VENDOR APPROVAL

AND REVIEW

Attachement A

New Vendor: Initial Review & Approval

To be completed by the firm’s primary contact or user of the vendor’s products and services:

Vendor Name:

Products or Services:

Vendor Contact:

Phone:

e-mail:

Current Vendor:

Will the the vendor have access to sensitive firm or investor information?	Yes*	No

Would vendor failure to deliver products or services in a timely manner jeopardize Ranger’s ability to effectively conduct business?	Yes*	No

Are there Firm affiliations or Ranger employee relationships associated with the vendor?	Yes	No

Attach due diligence documentation supporting the vendor. Support materials should include, information about the company, employees and its products and services; competitors considered or replaced; privacy policy and disaster recovery plan; applicable

Approval:	Signature	Date

Ranger Employee:

Supervisor:

COO/CFO:

CCO:

*	Should the vendor have access to sensitive information or provide Ranger with critical products or services, the CCO will determine whether the vendor continues to meet the requirements of the firm’s privacy policy as well as other compliance policies a

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VENDOR APPROVAL

AND REVIEW

Attachment B

Vendor: Annual Review

To be completed by the firm’s primary contact or user of the vendor’s products and services:

Vendor Name:

Products or Services:

Vendor Contact:
Phone:
e-mail:

Has the vendor provided products and services in an effective manner consistant with expectations? If not, please comment below or provide support documentation.	Yes	No

Has the vendor experienced any pertinent changes to its business which may enhance or jeopardize its ability to continue to provide products and services to the firm in a effective manner consistant with expectations? If so, please comment below or provide support documentation.	Yes	No

Will the the vendor Have access to sensitive firm or investor information?	Yes*	No

Would vendor failure to deliver products or services in a timely manner jeopardize Ranger’s ability to effectively conduct business?	Yes*	No

Attach updated support documentation for the vendor as necessary, including pertinent changes with respect to information about the company, employees and its products and services; privacy policy and disaster recovery plan; applicable regulatory disclosure documents; confidentiality agreements; any new potential conflicts of interest or risk to the firm or its investors; documentation of financial condition; and, other pertinent information used in the decision making process.

Approval:	Signature	Date

Ranger Employee:
Supervisor:

COO/CFO:

CCO:

Comments:

*	Should the vendor have access to sensitive information or provide Ranger with critical products or services, the CCO will determine whether the vendor continues to meet the requirements of the firm’s privacy policy as well as other compliance policies and disclosures.

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BOOKS AND RECORDS

MAINTENANCE OF BOOKS AND RECORDS

Issue

Rule 204-2(a) under the Advisers Act requires investment advisers to maintain certain books and records.

Policy

Record Retention Policy—Rule 204-2 imposes extensive recordkeeping requirements on the Firm and the SEC attaches considerable importance to these provisions. Generally speaking, Rule 204-2 requires the Firm to maintain two types of records: (i) typical business accounting records and (ii) certain records the SEC believes an adviser should keep in light of the special fiduciary nature of its business.

Procedures

Required Records Relating to the Firm—The Firm is required to maintain the following records relating to its business:

•	a general journal, including cash receipts and disbursement records, and any other records of original entry forming the basis of entries in any ledger;

•	general and auxiliary ledgers reflecting asset, liability, reserve, capital, income and expense accounts;

•	all check books, bank statements, cancelled checks and cash reconciliations;

•	all bills or statements, paid or unpaid, relating to the Firm’s business; and

•	all trial balances, financial statements, and internal audit working papers relating to the Firm’s business.

Required Records Relating to the Firm’s Investors—The Firm is required to maintain the following records relating to its investors:

•	each order given by the Firm for the purchase or sale of any security;

•	any instruction received by the Firm from an investor concerning the purchase, sale, receipt or delivery of a particular security;

•	any modification or cancellation of any investor instructions;

•	originals of all written communications received and copies of all written communications sent by the Firm relating to:

•	any recommendation made or proposed to be made and any advice given or proposed to be given; any receipt, disbursement or delivery of funds or securities;

•	the placing or execution of any order to purchase or sell any security;

•	a list of all accounts over which the Firm has discretionary power;

•	all powers of attorney and other evidence of the granting of discretionary authority by any investor to the Firm;

•	all written agreements entered into by the Firm with any investor or otherwise relating to the Firm’s investment advisory business;

•	copies of publications and recommendations distributed by the Firm to ten or more persons and, if not disclosed in the publications, a record indicating the basis and reasons for making the recommendations;

•	a record of every transaction in a security (other than direct obligations of the United States) in which the Firm, or any “advisory representative” (as defined in Rule 204-2(a)(12)(A)) of the investment adviser, has, or by reason of the transaction acquires, any direct or indirect beneficial ownership;

•	copies of certain disclosure documents given to investors and written acknowledgments for the documents; and

•	copies of supporting documents necessary to form the basis for or demonstrate the calculation of performance information in advertisements or other communications distributed by the Firm to ten or more persons.

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BOOKS AND RECORDS

Other Required Records—All books and records required under Rule 204-2 must be maintained in an easily accessible place for at least five years from the end of the Firm’s fiscal year during which the last entry was made; the first two years the accessible place must be in an appropriate office of the Firm, even if the Firm’s investment advisory business is discontinued during that period. Required records may be maintained and preserved on magnetic disk, tape or other computer storage medium, so long as the Firm:

•	arranges the records and indexes the computer storage medium so as to permit prompt location of any particular record;

•	is ready at all times to provide promptly any facsimile enlargement of computer printout or copy of the computer storage medium;

•	stores separately from the original one other copy of the computer storage medium for the required time; and

•	maintains procedures for maintenance and preservation of, and access to, records stored on computer storage medium so as to reasonably safeguard the records from loss, alteration, or destruction.

All books and records required to be maintained by a registered adviser are subject to reasonable periodic or special examinations by representatives of the SEC as the SEC deems necessary or appropriate. The SEC’s right to inspect books and records contemplates that these books and records will be available for inspection.

Responsibilities

All Employees must be familiar with the record-keeping requirements required by the federal securities laws. Such familiarity will ensure the effectiveness of the Firm’s books and record-keeping system. All questions regarding an Employee’s responsibility under this policy should be directed to the CCO.

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ELECTRONIC COMMUNICATION

ELECTRONIC COMMUNICATIONS

Governing Standards

This Electronic Communications Policy and Procedures (the “Policy”) has been adopted by the Firm to comply with federal and state securities laws, including Rule 204-2 (the “Rule”) under the Advisers Act as well as other relevant state, federal and international privacy and related laws.

All software, files and e-mail messages on the Firm’s computers, network, and communications systems are the property of the Firm. These resources are made available by the Firm to facilitate an Employee’s ability to perform his or her job efficiently and productively. To that end, Employees are to use computers, software, and Internet access for the benefit of the Firm and its investors. All e-mail correspondence to and from investors must be maintained in accordance with the Advisers Act and this Policy.

Background

Continued expansion and use of the Internet and various means of electronic communication presents new challenges for investment advisers regarding the retention of documents that are required to be maintained under the Advisers Act. In addition, the SEC and other regulatory agencies have concerns surrounding the implementation of appropriate physical, electronic and procedural safeguards to protect the privacy of investor information. Also, the increased use of the Internet and e-mail exposes an adviser’s systems to infiltration by computer viruses, which are increasingly sophisticated and dangerous.

Legal Requirements

Rule 204-2 under the Advisers Act requires an investment adviser to maintain a number of books and records related to its business including: financial and accounting records, advisory business records, marketing and performance records, custody records and proxy voting records. In addition, the Firm may be held accountable by a regulator or an investor for illegal or inappropriate behavior of Employees accessing the Internet through the Firm’s facilities. The following items are of significant importance to the Firm: protection of proprietary information, isolation and security of internal systems and computer virus protection.

Policy

This Policy applies to all communications, including e-mail, fax and telephone. Employees are reminded that the Firm requires Employees to act with integrity, competence, dignity and in an ethical manner when dealing with the public, investors, prospective investors and fellow Employees. An Employee’s use of the Firm’s e-mail, computer, Internet, telephone and voice-mail systems is held to the same standard as all other business communications, including compliance with the Firm’s anti-discrimination and anti-harassment policies. The Firm expects its Employees to use good judgment in their use of these systems.

As noted above, electronic communications systems, particularly the Internet and internal and external e-mail, are resources of growing importance for both regulators and investors. Given the vast accessibility of these technologies, it is quite easy to overlook the significant risks associated with their usage. Thus, all Employees must take great care in using the Internet and in communicating with business associates just as one would when using print or any other media. The Internet is a public forum as opposed to a private or secure network.

Procedures

A.	Correspondence. Any written electronic communications sent by an Employee to investors, service providers, another Employee, or any other party, including e-mail and fax should be treated in the same manner and with the same care as letters or other official communications on the Firm’s letterhead. In addition, such communications are subject to the recordkeeping requirements under the Advisers Act, which generally mandates that such documentation be maintained by an adviser for a period of five years from the date the communication was created – the first two years in the office of the adviser. Investor complaints that are received by an Employee via e-mail, or any other method, must be brought to the immediate attention of the CCO.

B.	Electronic Mail (“E-mail”). Employees must take great care in preparing and sending both internal and external e- mails. Certain e-mails that are sent to more than one person (including current and prospective investors, etc.) may be considered by the SEC to be advertisements that are subject to the marketing and advertising rules under the

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ELECTRONIC COMMUNICATION

Advisers Act. Thus, the same care should be taken in creating an e-mail as that which is taken when creating a new marketing or promotional piece. All e-mail messages sent by Employees will automatically include the following disclosure:

CONFIDENTIALITY NOTICE: This electronic message contains information which may be confidential to the sender and/or intended recipient. The information is intended solely for the individual or entity named above and access by anyone else is unauthorized. If you are not the intended recipient, any disclosure, copying, distribution, or use of the contents of this information is prohibited and may be unlawful. If you have received this electronic transmission in error, please reply immediately to the sender that you have received the message in error, and delete it. Thank you.

As outlined in rule 204-2(a)(7), common types of correspondence, including e-mails, that are required to be maintained by Employees, include, without limitation:

Employee e-mails to and from:

•	members of the public relating to the Firm’s advisory business;

•	Investor custodians, broker/dealers, advisors and banks regarding contributions, withdrawals, and the disbursement of the adviser’s management fee;

•	Investors regarding performance updates, account statements, complaints, collateral distribution, and other germane correspondence;

Internal e-mails to and from:

•	the Portfolio Manager, Trader, and Investment Team regarding the execution of orders, research reports

•	the CCO or General Counsel regarding compliance and legal issues, updates, instructions, policy and procedure violations, or investor complaints

Employees are permitted to make reasonable personal use of their Firm e-mail account to send or receive personal e-mails. However, such use should not interfere with the Firm’s business activities or involve a meaningful amount of Employee’s time or the Firm’s resources. All e-mail, whether business or personal, must be appropriate in both tone and content.

Employees acknowledge that the Firm and its authorized agents have the right to access, retain and monitor all e-mails that Employees send or receive through the Firm computers. Employees acknowledge that all of their e-mails will be maintained by the Firm and may be subject to, at any time and without notice to the Employee, monitoring and review by the Firm and/or its authorized agents as permitted or required by law. Employees expressly consent to such monitoring and review by the Firm and/or its authorized agents of all e-mails.

C.	Instant Messaging and Chat Rooms. Instant messaging is an increasingly popular form of electronic communication that allows one user to communicate with another one in real time. A “chat room” differs from instant messaging as several users have the ability to communicate with one another in real time. The Firm limits the use of instant messaging by its Employees at work to Firm business purposes and immediate family member use only. However, because the Firm allows for the business use of instant messaging, Employees should be aware that these messages are subject to retention and monitoring much like the policy regarding e-mail retention.

D.	Prohibited Communications. The Firm prohibits Employees from using the Firm’s electronic facilities to do any of the following:

•	Download or transmit harassing, discriminatory, pornographic, obscene, violent, defamatory, offensive, derogatory or otherwise unlawful, inappropriate or unprofessional images or materials;

•	Transmit externally any documents marked “For Internal Use Only” or forward any e-mail automatically to an outside e-mail account;

•	“Hack” or attempt to gain unauthorized access to computers or databases, tamper or interfere with electronic security mechanisms, misrepresent a user’s identity (e.g., “spoofing”) or disseminate intentionally any viruses or other destructive programs;

•	Use of an Employee’s e-mail address as a response address for non-business related purposes. Examples may include use of an Employee’s e-mail address for notification purposes when ordering a

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ELECTRONIC COMMUNICATION

book from Amazon; or, use of an Employee’s e-mail address to receive recurring messages or up-dates from sources such as retailers offering discounts or advocacy group’s notice of scheduled events.

•	Transmit chain letters, unapproved mass solicitations or any other form of unsolicited e-mail/SPAM for non-Firm approved purposes;

•	Establish a personal business or use the Firm facilities for personal profit; or

•	Download, install or execute software, including patches and upgrades, without prior approval from the Firm’s IT Manager.

E.	Reporting Problems. If sensitive Firm information is lost, disclosed to unauthorized parties or suspected of being lost or disclosed, Employees will immediately notify the CCO. In addition, the CCO should be notified if any unauthorized use of the Firm’s information systems has taken place, or is suspected of taking place. Similarly, when passwords or other system access control mechanisms are lost, stolen, or disclosed, or suspected of being lost, stolen, or disclosed, the Firm’s CCO should be notified immediately. All unusual system behavior, such as missing files, frequent system crashes, misrouted messages and the like should be reported immediately to the Firm’s IT Manager as one of these issues may indicate a computer virus infection or similar security problem.

F.	Monitoring and Surveillance Program. In order to ensure compliance with this Policy, the Firm reserves the right, subject to applicable law, to monitor (which includes, without limitation, the right to access, disclose, record or review) without notice for any purpose, all communications delivered via the Firm’s electronic communications resources and all communications, information or materials created or stored on the Firm’s network computer systems. Thus, Employees should be mindful that they have no privacy rights and have no expectations thereto, and their e-mails may be reviewed on a random basis by the Firm or its authorized agents. At any time, the Firm may require an Employee to provide the Firm with any of their electronic access codes or passwords.

The Firm has the right to monitor the electronic communications of Employees for any purpose, whether reasonable or not, with or without notice.

Sensitive Personal Issues

The Firm respects your desire to privacy concerning personal e-mail and instant messaging issues. However, because electronic communication produced using the Firm’s equipment is considered the Firm’s property and is subject to retention and monitoring, the Firm:

•	strongly cautions Employees from using Firm e-mail systems for messages of a sensitive, personal nature. If a sensitive message is sent to a fellow Employee, be aware that the message may be stored in that Employee’s electronic records as well.

•	encourages that you refrain from engaging in Instant Messaging or e-mail dialogues you do not want retained or read by the Firm and/or regulators.

Your consent and compliance with this policy is a term and condition of your employment. Failure to abide by this policy or to consent to any interception, monitoring, copying, reviewing or downloading of any communications or files is grounds for discipline, up to and including suspension or dismissal, at the discretion of Management. In any situation where you are unsure about the application of this policy, please discuss the situation confidentially with the Firm’s CCO.

Confidentiality

All reports and any other information filed with the Firm pursuant to this Policy will be treated as confidential, except that the same may be disclosed to the Firm’s Management, any regulatory or self-regulatory authority or agency upon its request, or as required by law or court or administrative order.

Amendment

The Firm may, from time to time, amend this policy, and/or adopt such interpretations of this Policy as it deems appropriate provided, however, that such changes are approved by Management.

Questions or Concerns

You are encouraged to discuss any questions or concerns you may have about the Firm’s electronic communications policy with the CCO.

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PORTFOLIO MANAGEMENT

PORTFOLIO MANAGEMENT—MAINTAINING INVESTMENT GUIDELINES

Issue

The Firm’s Investment Team is responsible for evaluating securities for investment, reviewing client portfolios and maintaining limits and/or restrictions, making asset allocation and security selection decisions, and ensuring that transactions are properly executed. The policy set forth below is intended to ensure that all portfolios are reviewed and being managed in accordance with investment objectives as detailed in the IMA or PPM.

Policy

The portfolio management function is a dynamic process. Securities are constantly evaluated for investment in client accounts, and all portfolios are reviewed by the Portfolio Manager and Investment Team on an ongoing basis. In addition, the CCO formally reviews and documents adherence to investor guidelines on at least a quarterly basis.

Procedures

New Separate Accounts

Once the Firm and a new client execute an IMA, the new client account data is entered into Axys by the Operations Manager. The account data is then exported from Axys into Moxy. Once uploaded into Moxy, it is then verified by the Trader. Upon verification, the Operations Manager notifies the Trader, Portfolio Manager, CFO and CCO via e-mail certifying the new account guidelines have been successfully entered into the system.

Maintaining Investment Guidelines

The Trader is responsible for initial set-up and maintenance of client investment guidelines within Moxy. “LongManager”, a proprietary portfolio monitoring system, is also utilized to monitor investment guidelines on a real-time basis. Together with the Trader, the CCO verifies that client guidelines have been routinely entered into Moxy and LongManager. Client investment guidelines are also summarized and maintained on a spreadsheet by the Investor Relations Manager.

All client orders are entered in Moxy. Moxy is used to monitor client investment guidelines on both a pre and post allocation trade basis. Once the order has been entered, Moxy immediately alerts the Trader if the transaction will violate a specific client and/or portfolio investment guideline. Once alerted, the Trader notifies the Portfolio Manager and appropriate action is taken to avoid a violation.

The Trader reviews all orders against a standardized trading e-mail. In addition, all orders are confirmed against trading e-mails at the end of the day by the Investment Team’s executive assistant. Members of the Investment Team review all Moxy trade order allocation tickets at the end of the day. Prior to the market open on the following day, a complete portfolio appraisal is distributed to all members of the Investment Team, and the CCO for periodic review.

Moxy enables the Trader to monitor investment guidelines and restricts him from entering an order that would create a possible violation. In addition, LongManager assists the Trader and members of the Investment Team in monitoring adherence to stated guidelines. However, any breech of client restrictions or guidelines is immediately brought to the attention of the Portfolio Manager and CCO. Instructions are then given to the Trader to remedy the breach. The CCO will follow up to ensure the proper resolution was achieved. The client is informed of the breach. Following notification, the CCO documents the event for compliance and client records.

Quarterly Review

At least quarterly, and usually monthly, the CCO, COO/CFO and/or Operations Manager examine the Firm’s portfolios for irregularities and/or unusual positions. In addition, performance attribution analyses is conducted to confirm that all accounts with similar investment objectives are performing within the stated guidelines found in the applicable IMA or PPM.

The Firm typically remits quarterly and annual reports to investors which set forth various financial data and information. The Firm’s operations staff, supervised by the COO/CFO, reviews the accounts’ valuations, including net asset value calculations, securities positions and pricing information, interest accrual calculations and cash balance reports from brokerage firms.

Responsibilities

As indicated above, members of the Investment Team, Trader, Operations Manager, CCO and COO/CFO are all responsible for a variety of duties designed to adhere to client investment guidelines.

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TRADING PROCEDURES

TRADING PROCEDURES

Issue

The SEC has indicated that among the specific obligations that flow from an adviser’s fiduciary duty is the requirement to seek to obtain the best price and execution of investor securities transactions where the adviser is in a position to direct brokerage transactions. The guidelines detailed herein set the Firm’s policy for placing investor trades and help ensure that it seeks to obtain best execution on investor trades.

Policy

The Firm’s primary objective in selecting broker/dealers and entering investor trades is to obtain best execution for investors’ transactions, which includes both the quantitative and qualitative factors outlined herein. As such, the Firm will follow procedures set forth below to ensure that it is seeking to receive the best execution available on investor trades as there are conflicts of interests that may arise in the trading function.

The Firm recognizes that the analysis of execution quality involves a number of factors, both qualitative and quantitative. To consider all of these factors, the Firm will follow the process below in an attempt to ensure that its Investment Team and Trader are seeking to obtain the most favorable execution when placing investor orders.

The Firm seeks to allocate investment opportunities among investors in the fairest way possible taking into account investors’ best interests. The Firm will follow procedures to ensure pro-rata allocations across all client accounts in accordance with investment objectives.

When necessary, the Firm will address known conflicts of interests in its trading practices by disclosure to investors in its Form ADV and legal documents such as the IMA and PPM.

Trading Procedures – Order Aggregation and Allocation of Trades

1.	The Trader allocates securities across accounts, considering account size, diversification, cash availability, and other factors, including, where appropriate, the value of having a round lot in the portfolio. Prior to execution, the Firm will formulate allocations on electronic trade tickets except in cases when the Portfolio Manager unexpectedly learns about investment opportunities and completing such allocations proves unreasonable. If the entire order is filled, investors will receive their portion of the allocation specified on the initial allocation.

2.	Orders for the same security entered on behalf of more than one client will generally be aggregated (i.e., blocked or bunched) subject to the aggregation being in the best interests of all participating investors or clients. Subsequent orders for the same security entered during the same trading day may be aggregated with any previously unfilled orders; filled orders will be allocated separately from subsequent orders. One exception is that subsequent orders may be aggregated with filled orders if the market price for the security has not materially changed and the aggregation does not cause any unintended duration exposure. All investors participating in each aggregated order will receive the average price and pay a pro-rata portion of commissions.

3.	In the event an order is “partially filled,” the allocation will be made in the best interests of all the investors, taking into account all relevant factors, including but not limited to, the size of each investor allocation, investor liquidity needs and previous allocations. In most cases, accounts will get a pro-rata allocation. This policy also applies if an order is “over-filled,” such as when a new issue allocation is greater than initially indicated.

4.	In the event that an unexpected investment opportunity makes completing an electronic trade ticket impractical, the electronic allocations will be completed after execution of the trade. The size of the order will be based on an estimate of what the Portfolio Manager and/or Trader expects to be appropriate for the Firm’s investors. Electronic allocations will be completed no later than the close of business on the trade date.

Trading Procedures—Cross Trades

The Firm may utilize “cross” trades to address account funding issues and when it specifically deems the practice to be advantageous for each participant. The Firm will follow the procedures set forth below when effecting cross trades in investor accounts.

1.	A model worksheet is generated in Moxy to compute the following:

•	Aggregate position size of security to be crossed

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TRADING PROCEDURES

•	Determine the required adjustment in each position in the affected accounts.

2.	Ensure that the positions are freely tradable and there are no legal restrictions on the Firm to cross-trade securities. Note: The Employees Retirement Income and Savings Act of 1974 (“ERISA”) prohibits cross trading—all accounts subject to ERISA must not participate in cross trading.

3.	Cross at current market price (last reported price) average of the bid and ask prices, or on market close. Brokerage costs are split between the participating accounts.

4.	Send a spreadsheet, fax/FIX message to executing broker/dealer to finalize cross trades.

Trading Procedures – Back-Office

1.	Once a trade has been executed it is confirmed with the executing Broker via Oasys and added to inventory through Axys.

2.	Portfolios are reviewed daily by the Investment Team, Trader and Operations Manager to ensure that they are up to date and correct. The CCO also reviews trading reports on a daily basis to monitor trading activities and confirm trades are executed on a pro rata basis.

3.	At the end of the day, the Trader (verbally/electronically confirms with the broker for symbol, quantity, price and commissions) exports trades on Oasys.

4.	Any deviations from trade information between the executing broker, custodian (if applicable) and Ranger are identified in exception reports. Any “breaks” are reconciled as soon as possible. Trade breaks are deleted and posted back into the system with the proper amounts and quantities.

5.	Using batch processing, the Operations Manager or Trader send the daily trade blotter electronically to the clearing broker and when applicable, to custodians.

6.	The Operations Manager then imports the file with price information into Axys, reviews the file, and posts the file.

7.	As an additional control measure, the Operations Manager compares the daily positions to the information provided by the custodians to test the integrity of the numbers to identify potential trade errors.

8.	The COO/CFO periodically completes a top-level review of current inventory and trading activity and is the ultimate decision-maker with respect to trade issues.

Reconciliation Procedures

Various Firm Employees will follow the procedures listed below to complete the monthly reconciliation process for separate accounts:

1.	Monthly investor statements are received by mail or downloaded via the Internet.

2.	Investor statements will be reconciled to Axys.

3.	Cash activity information is posted into Axys for the appropriate investor. Interface with Advent Partner.

4.	Performance is calculated for investor accounts.

5.	The following Axys reports will be generated: Monthly Performance Report, Realized Gain and Loss Report, Income, Expense Report, and Portfolio Appraisal Report.

6.	The Operations Manager, Trader and COO/CFO will be notified of any discrepancies or unusual cash activity information.

Best Execution

On a quarterly basis, the Firm will formally review and consider the quality and cost of services available from broker/dealers, market makers and market centers.

1.	Firm Involvement in the Process

Members of the Investment Team and Trader will provide input with respect to the quality and variety of services each of the Company’s executing broker/dealers provide. On a quarterly basis, the CCO will attend the evaluation meeting as an observer for compliance purposes.

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TRADING PROCEDURES

2. Qualitative Analysis

The Firm considers the full range and quality of brokerage services in selecting brokers to meet best execution obligations, and may not pay the lowest commission rate available. These things being equal or fairly equal among broker/dealers, the following qualitative factors, among others, are considered when performing the Firm’s quarterly evaluation of its brokerage arrangements and the execution quality of client trades:

•   Research services provided

•   Timeliness of execution

•   Expertise as it relates to specific sectors and/or securities

•   Generation of quality investment ideas

•   Ability to place trades in difficult market environments

•   Liquidity of the securities traded

•   Access to analysts, company management and conferences

•   Ability to access a variety of market venues

•   Financial condition and business reputation

•   Ability to maintain the confidentiality of trading intentions

•   Sales coverage and coordination

•   Timeliness and accuracy of trade confirmations

•   Custody services provided

3. Quantitative Analysis

The Firm utilizes quantitative testing procedures to monitor commission rates in order to help ensure the price per share is fair, reasonable and in line with industry averages. The results of the quantitative analysis are then examined in the context of the qualitative benefits received from the executing broker/dealers. In addition to the real-time trade monitoring performed by the Trader, other quantitative testing includes:

•	daily review of the Trade Allocation Tickets by all members of the Investment Team, and periodically by the CCO

•	benchmark monitoring such as VWAP, opening price and closing price

Printouts generated for the quarterly Best Execution Review discussed below enhance the quantitative analysis process by providing commissions paid year-to-date versus commissions paid in prior periods. The qualitative characteristics and quantitative data presented in these printouts serve as a record the Investment Team, Trader and CCO utilize to enhance the review process and document changes made each quarterly.

4. Best Execution Review

On at least a quarterly basis, the Investment Team reviews the approved list of broker/dealers. The CCO attends these reviews and will utilize the Best Execution Summary to document the primary issues the team uses to determine the value each broker/dealer provides the Firm and its clients. The Investment Team and CCO receive a list of approved broker/dealers which illustrates current and past transaction activities as well as activities sponsored by broker/dealers, such as management and analyst meetings as well as conferences hosted. These summaries assist the Investment Team and Trader in determining the value each broker/dealer adds to the investment process.

In addition to completing the Best Execution Summary, the CCO maintains copies of the approved broker/dealer list prior to and following the review to document the actual changes that resulted from the review. The Best Execution Summary and the before/after copies of the approved broker/dealer list will document the best execution review process.

Allocation of Brokerage

1. Broker Selection

The Trader maintains an approved list of brokers. When approving brokers for use by the Firm, the Trader and Investment Team will consider factors discussed in the Best Execution section above. In addition, the Trader will keep appraised of all new trading mechanisms, including Electronic Communications Networks (“ECNs”) and Dark Books to determine whether these non-traditional markets and brokers may offer best execution and lower costs.

When selecting a party for each specific transaction, the Trader uses his best judgment to choose the broker most capable of providing the services necessary to obtain the best available price and most favorable execution.

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TRADING PROCEDURES

2. Directed Brokerage

An investor may direct the Firm to effect securities transactions from the investor’s account through a specific broker/dealer. This instruction will be construed as a “directed brokerage arrangement.” In such circumstances, the investor is responsible for negotiating the terms and arrangements for their account with that broker/dealer. The Firm will not seek better execution services or prices from other broker/dealers or be able to aggregate the investor’s transactions for execution through other broker/dealers, with orders for other accounts advised or managed by the Firm. As a result, the Firm may not obtain best execution on behalf of the investor, who may pay materially disparate commissions, greater spreads or other transaction costs, or receive less favorable net prices on transactions for the account than would otherwise be the case.

3. Investor Referrals from Brokers

Though unlikely, the Firm may receive investor referrals from registered representatives of broker/dealers, which may be viewed as creating an incentive for the Firm to effect securities transactions through the registered representatives. The Firm is aware of the dangers that this potential conflict of interest could create, and therefore will be particularly thorough when evaluating the effectiveness of the Firm’s approved list of brokers to ensure investors’ best interests are always placed ahead of the Firm.

4. New Broker Approval

When engaging the services of a new broker dealer, the trader sends a notice to the PM, COO/CFO, Operations Manager and CCO. Account opening documentation is generally completed by the Operations Manager and/or COO/CFO. When a new broker dealer notice is received, the CCO will conduct due diligence by requesting information from the broker dealer (e.g. Focus Report, Investor Protection Principles) and reviewing information found on the FINRA website. Supporting documentation will be maintained.

        2. Broker

Each quarter, the PM, Investment Team, Trader and CCO participate in a Best Execution meeting to review the firm’s approved broker dealers and trading activities. In conjunction with these quarterly reviews, the CCO, with assistance from the Trader and Operations Manager, will conduct continuing due diligence on approximately 25% of the firm’s active broker dealers on a rotating basis. This review includes obtaining and reviewing the most recent versions of materials requested upon inception of the relationship such as, Focus Reports, FINRA reports and news searches. Unusual findings which may result from the CCO’s continued due diligence will be brought to the attention of the PM and Trader for review and action as necessary.

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TRADING ERRORS

TRADING ERRORS

Issue

The Advisers Act does not specifically address trade error corrections, and the SEC staff has provided only limited guidance regarding correction of trade errors. In a letter to Charles Lerner (pub. avail. October 25, 1988), the SEC staff stated that when an investment adviser is responsible for a trading error, the investment adviser:

•	should bear any loss associated with correcting a trade error in an investor account;

•	may not use soft dollar credits to compensate a broker/dealer for absorbing the cost of a trade error; and

•	may not use the promise of future trade commissions to compensate a broker/dealer for absorbing the cost of a trade error.

The SEC stated in the Lerner Letter that the absorption of trade error losses by a broker-dealer relieves the adviser of the responsibility and cost of the error it would otherwise have to bear. The Department of Labor has taken the position that the receipt by an investment manager of such consideration from a party (i.e., the broker) dealing with an Employee benefit plan investor is a violation of Section 406(b)(3) of ERISA. In the case of investment company investors, the adviser’s receipt of such a benefit would be unlawful under Section 17(e)(1) of the Investment Company Act. Under the Advisers Act (which covers relationships with all investors), the receipt by the adviser of a benefit not protected by Section 28(e) could be deemed a violation of the antifraud provisions of Section 206, as well as the adviser’s fiduciary duty.

In addition, Advisers Act Release No. 1318 (pub. avail. June 30, 1992) stated that an investment adviser may not use one investor’s account to correct an error made in another investor’s account.

Policy

The Firm attempts to minimize trade errors by promptly reconciling confirmations with order tickets and intended orders, and by reviewing past trade errors to understand the internal control breakdown that caused the errors.

Trading errors must be corrected at no cost to the investor.

Trade Error Procedures

1. Identification of Trade Error

a)	The Portfolio Manager/Trader identifies the error, cause of the error and the party/parties responsible for the error and notifies the Operations Manager; and the CFO.

b)	Trade errors must be corrected as soon after discovery as reasonably practical, consistent with the orderly disposition (and/or acquisition, as applicable) of the securities in question. If it is determined that more than two days are needed to correct an error, the approval of the CFO to delay resolution of the error must be obtained.

2. Correcting a Trade Error

a)	Netting of gains and losses between investors or in the case of multiple trade errors resulting from more than one investment decision for the same investor is not permissible. Netting of gains and losses is permitted only in the circumstance in which more than one transaction must be effected to correct one or more trade errors made as a result of a single investment decision. Any netting of gains and losses must be approved by the CFO.

b)	A trade error may be corrected through a reallocation in a pro-rata manner. Such reallocation or other transfer must represent legitimate investment decision on behalf of each account involved. The Investment Team must document that the final allocation represents a legitimate investment decision for each of the accounts involved. In no event may such a post-settlement adjustment involve any account subject to ERISA.

c)	In the case of a trade error caused by the Firm that is discovered prior to the close of trading on the day after the trade date but prior to settlement, the Trader may seek cancellation of the trade by the broker if it is documented that the price at which the trade was originally placed is not outside the spread quoted for the security at the time of cancellation.

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TRADING ERRORS

d)	Any trade ticket that is altered for the purpose of correcting a trade error by changing the trade date or time, the amount purchased or sold the name of the security or the investor account must be reviewed by the CFO. All modifications or cancellations to an order after a trade ticket has been prepared must be noted on the ticket. If the record of the trade in question is system-generated, an appropriate audit trail reflecting any modification or cancellation of the trade must be created.

e)	The Firm will maintain all documentation in a Trade Error Log to form an “audit trail” of a trading error to substantiate the course of action and kept in a trading error file. Such documentation may include account statements, trade confirmations, internal memoranda and reimbursement checks.

f)	Errors are reviewed by the Portfolio Manager, Trader, Operations Manager and CFO.

3. Payment for Trade Error

a)	Broker-dealers may not be permitted to assume responsibility for trade error losses caused by the Firm, nor any reciprocal arrangements with respect to the trade in question or any other trade to encourage the broker to assume responsibility for such losses.

b)	If the Firm is wholly at fault, the investor may retain any profit when the trade is reversed. If the trade is at a loss, the Firm will reimburse the investor for that loss, and the Firm will book the charges against its own operating expenses. The Trader should immediately cover the trades that caused the error utilizing the Firm’s error account, and confirm the covering of the trades that day with the broker/dealer.

c)	In the case of a dispute between the Trader (as applicable) and the broker, in which the Trader believes in good faith that he was not responsible for the error and which can be adequately documented to demonstrate that a dispute in fact exists, the Portfolio Manager/Trader may consent to the broker’s assuming responsibility for part or all of the error. Any disputed error that is resolved in this manner will be documented.

Trade Break Procedures

The overwhelming majority of instances in which the Firm must correct/amend trades results from reconciliation errors between the Firm’s broker/dealers and custodians. The Firm monitors such “trade breaks” in the manner discussed below:

1.	After the Firm processes its daily trades and updates its books and records, it reconciles any trade breaks.

2.	The trade break reports are first downloaded from the custodian/broker-dealer.

3.	After review, the Operations Manager reviews the trade breaks with the Trader.

4.	For any trade break that lasts longer than a day, the Back-Office confirms independently of the Trader by going directly to the executing broker.

5.	The trade breaks are then deleted and posted into Axys with the proper amounts and quantity.

Responsibilities

The Operations Manager and Trader are responsible for discovering an unsettled trade during preparation of the daily or monthly reconciliations and will notify the CFO to assist in completing the settlement as necessary. Problems involving trade fails are brought to the attention of the Trader by the Operations Manager, if necessary, to resolve fails.

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IPO POLICIES

IPO POLICIES AND PROCEDURES

Issue

There are three primary issues to be considered concerning the Firm’s IPO policy and procedures. These include:

•	fair and equitable allocation to all accounts in accordance with each client’s investment objectives;

•	the option to allocate IPO issues at either the client or investor level; and,

•	adherence to the de minimus rule with regard to restricted and unrestricted accounts. Fair and Equitable Trade Allocations

As is the case with all securities transactions, the Firm will allocate IPO issues on a pro-rata basis in accordance with each client’s investment objectives. When formulating allocation decisions, the Firm will evaluate the qualitative and quantitative characteristics associated with each IPO issue to determine the type of account in which the issue would be appropriate and the amount of issue which would be appropriate within the objectives of such account. The Firm will then allocate the IPO issue on a pro-rata basis to all applicable accounts and amounts as determined by the evaluation process.

Policy

There may be incidents when the Firm determines that an IPO issue is inappropriate for an account (or would be appropriate in lesser proportion) that has similar but not equivalent objectives to another account which receives a pro-rata allocation of the issue. In situations such as this, the Investment Team, in consultation with the CCO, will complete an Exception Report via e-mail to the CCO in order to document the rationale used to justify the IPO allocation decision. The Exception Report will be memorialized in accordance with Firm’s record keeping procedures.

The de Minimus Rule – Restricted and Non-restricted Investors

Allocations of IPOs will be made among investors on a pro-rata basis to the assets held by the non-restricted investors in such accounts. NASD member firms are prohibited from selling certain IPOs to accounts in which certain persons involved in the securities industry (“Restricted Persons”) have a significant beneficial interest. In order to enable the non-restricted investors to participate in IPOs, the Firm requires each investor to provide information to enable the Firm to determine whether the investor is a Restricted Person.

When the Firm invests in IPOs, the profits and losses associated with the investment will be specially allocated exclusively to those investors who are permitted by the NASD rules to have a beneficial interest therein.

Recent amendments to the NASD rules permit Restricted Persons to have in the aggregate up to a ten percent (10%) participation in IPOs. If the ownership by Restricted Persons exceeds the ten percent (10%) threshold, the Firm will allocate such excess amount pro rata among the capital accounts of non-restricted investors.

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VALUATION

SECURITY VALUATION POLICY

Background

The Firm has adopted the following policies and procedures to govern the pricing (valuation) of certain portfolio securities held in the Firm’s investor and client accounts. At least annually, the Firm’s CFO will review this Policy, making such amendments and modifications as may be deemed necessary to appropriately price the holdings in the Firm’s separate account portfolios and pooled investment funds.

General Principles and Oversight

The Firm generally invests in liquid securities. However, the valuation of investments for which there is no readily available pricing information is a highly judgmental process, which cannot be subjected to a simple mechanistic formula. The most critical factors are that valuations must be prepared with integrity and based on a common sense approach. In the unlikely event that the value of an investment is not readily available, the CFO and Operations Manager (with the assistance and guidance of the Portfolio Manager and Investment Team) will have oversight responsibility for pricing securities for which market quotations are not readily available.

If a pricing issue arises that is not covered by these procedures, the Firm’s Trader will use its best efforts and all appropriate means to obtain all relevant information in order to determine a fair value and will be reviewed by the CFO. If it is deemed necessary or prudent, the Firm may hire an independent third party to provide an appraisal of the security until a readily available market price becomes available or the position is realized.

Pricing Guidelines and Procedures

Fair market value is defined as the amount the owner of a security might reasonably expect to receive upon a current sale. The Firm may employ certain methodologies or formulas to facilitate the determination of price but will not apply any such methodology or formula in a mechanical means but rather will continue to periodically monitor securities to determine fair value.

Equity Securities

Except as indicated otherwise in these procedures, marketable investments listed on a national securities exchange, over-the-counter, or the National Market System Quotations (NMSQ) will be valued at the last sales price on the date of valuation or, in the absence of a sale on such date, in the case of “long” positions, at the last “bid” price on the date of valuation.

Investments (other than those referred to in the paragraph above) for which prices are quoted by a broker, dealer or market-maker recognized within the relevant industry will be valued at the average of the most recent “bid” and “ask” quoted prices (the “Mid-Market Price”). If more than two Mid-Market prices are readily available, the Firm may in its sole discretion select any two of such Mid-Market Prices and average such Mid-Market Prices.

Review and Documentation

Maintenance of Valuation Records

The Firm maintains all documentation necessary to support its monthly and quarterly valuations of securities including, but not limited to:

•	written broker, dealer or market maker quotations

•	contemporaneous notes from conversations with representatives from brokers, dealers or market makers regarding the valuation of securities

•	written documentation received from independent third-party pricing services Questions

Any questions or concerns regarding this Policy should be directed to the CFO and or CCO.

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CUSTODY

CUSTODY

Background

Rule 206(4)-2 under the Advisers Act defines custody as follows:

“Custody” means holding, directly or indirectly, investor funds or Securities, or having any authority to obtain possession of them. Custody includes:

1.	Possession of investor funds or Securities, (but not of checks drawn by investors and made payable to third parties), unless you receive them inadvertently and you return them to the sender within three business days of receiving them;

2.	Any arrangement (including a general power of attorney) under which you are authorized or permitted to withdraw investor funds or Securities maintained with a custodian or administrator upon your instruction to the custodian or administrator; and

3.	Any capacity (such as general partner of a limited partnership, managing member of a limited liability company or a comparable position for another type of pooled investment vehicle, or trustee of a trust) that gives the Firm legal ownership of, or access to investor funds or securities.

The Firm is considered to have custody, as defined under the Rule, if it:

•	engages in direct debit billing;

•	is a trustee or executor;

•	is an Adviser and General Partner to an LP;

•	receives of investment checks

•	has full power of attorney; or,

•	has account signatory power.

Requirements for Advisers with Custody

The Firm does not take possession of client funds or securities. However, the Firm acts as a General Partner and has full discretion over the portfolios of limited partnerships to which it serves as Adviser. By definition, the Firm is considered to have custody. Generally, however, custody of this nature does not pose the risk associated with entities that take possession of investor funds and securities. An adviser that has custody must implement certain procedures to safeguard these assets. In addition, the adviser must comply with additional bookkeeping, auditing and disclosure requirements. Investment advisers with custody of investor assets must:

1.	Disclose in Form ADV that it has custody of client assets.

2.	Maintain the assets at a qualified custodian or broker-dealer.

3.	Provide the investor quarterly account statements and annual audit with account statements directly from the Firm.

Safeguarding of Investor Assets

The Firm ensures the safekeeping of investor assets through the consistent application of its policies and procedures, as well as the periodic reviews of investor and client portfolios, cash flows in these accounts, and standardized billing processes. These periodic reviews are conducted by members of the Investment Team, the Trader, Accounting, the Operations Manager, the COO/CFO and the CCO. In addition, imbedded into the asset safeguarding practices employed by the Firm is the strength of fund disbursement procedures followed by custodians and/or broker-dealers through whom the Firm conducts business. In conjunction with “separation of duties” among Employees, the Firm believes these safeguards substantially reduce the chance of the misappropriation of investor assets.

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CUSTODY

Books and Records Requirements

In addition to the general books and records requirement under Rule 204-2(a), Advisers that have custody of investor’ funds or securities must maintain the following books and records:

1.	A journal or other record showing all client capital contributions, redemptions, purchases, sales, receipts and deliveries of securities for such accounts and all other debits and credits to such accounts.

2.	A separate ledger account for each investor showing all purchases, sales, receipts and deliveries of securities, the date and price of each such purchase and sale, and all debits and credits.

3.	Copies of confirmations of all transactions effected by or for the account of any such client.

4.	A record for each security in which any such client has a position, which record will show the name of each such client having any interest in each security, the amount or interest, and the location of each such security.

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SOFT DOLLARS

SOFT DOLLARS

Consistent with its policy of obtaining best execution for its investors when selecting broker-dealers, the Firm may receive research products or services that fall within the “safe harbor” established by Section 28(e) of the Securities Exchange Act of 1934, in connection with its allocation of portfolio brokerage. Section 28(e) requires money managers who are seeking to avail themselves of the safe harbor to make a good faith determination that the commissions paid are reasonable in relation to the value of the brokerage and research services received. The Firm has established the following guidelines to effectuate and monitor such soft dollar arrangements.

Prior Approval

All soft dollar arrangements must be reviewed, documented (see Attachment A) and receive prior written approval from the CCO and CFO before entering into an agreement. In the case of research products or services provided by a broker where a specific cost (either in dollars or commissions) is attributed to the product or service by the broker, such approval will be documented.

Substantive Requirements for Soft Dollar Arrangements

1. Brokerage or Research-Related Products and Services

The product or service obtained through any soft dollar arrangement or transaction must be a brokerage or research product or service. Determinations as to the safe harbor status of particular products or services will be made by the CCO.

2. Mixed-Use Products and Services

Where a product or service obtained with client commissions has a mixed-use, a money manager faces a potential conflict of interest in obtaining that product with client commissions. If a research product or service has research and non-research uses, an allocation must be made between the research and non-research functions, with the portion allocable to research being paid with commission dollars, and the non-research portion being paid by the Firm.

2. The Broker Must Provide the Service

Soft dollars are used for research related products and services only. In all cases, any brokerage or research product or service that the Firm obtains for soft dollars must be provided by a broker-dealer. To satisfy this standard in the context of brokerage or research supplied by other than the executing broker, the broker must assume a direct obligation to purchase the product or service from the third party vendor without regard to the manner, amount and timing of any compensation received by the broker from the Firm or its investors. The broker may arrange to have the third party deliver research directly to the Firm as long as it is clearly documented, through vendor contracts or invoices or other appropriate documentation, that the broker alone remains responsible for the payment to the third party. All soft dollar research and brokerage services are provided through a soft dollar broker, and there are no contractual obligations between the Firm and the underlying service providers. A copy of the invoices received by the soft dollar broker may be forwarded to the Firm for its reference.

3. Reasonable Commissions

The commissions paid must be reasonable in relation to the value of the brokerage or research products or services provided. This will be determined based upon assessment (at a minimum on an annual basis) of products and services received for soft dollars to ascertain whether they have a value that is reasonable in view of the commissions the Firm is allocating for them. In addition, if the product is available for hard dollars, then consideration will be given to whether the execution plus the product or service could be obtained for an overall lower cost on an unbundled basis (if available), if paid in hard dollars.

4. Permissible Transactions

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SOFT DOLLARS

(a) Agency Transactions

Section 28(e) expressly provides a safe harbor for “commissions” in excess of the lowest available commission. The Section 28(e) safe harbor does not encompass transactions in securities executed by a broker-dealer on a principal basis (including riskless principal transactions).

(b) Initial Public (and other Fixed Price) Offerings

Arrangements where an adviser receives research services in connection with the purchase, for its accounts, of securities in a fixed price offering are not within the safe harbor of Section 28(e). However, because the underwriting spread and public offering price are fixed, the price paid by the investor in these arrangements is no less favorable than obtainable in the absence of such arrangements. The Firm may effect such transactions for investors other than ERISA accounts and registered investment companies.

5. Error Correction

The SEC staff has taken the position (Charles Lerner (Sec 28(e) (10-25-88) that an investment adviser cannot use soft dollars to correct errors it makes while placing trades for an investor’s account. Accordingly, the Firm does not allow trade errors to be corrected through soft dollar commissions.

Soft-Dollar Product Review Procedures

Evaluation and initial determinations as to the status of particular products or services will be evaluated by designated members of the Investment Team, the CFO and CCO. In accordance with regulatory guidelines, analysis as to whether a particular product or service falls under the soft dollar safe harbor involves:

•	a determination that a product or service constitutes eligible brokerage or research, as defined by Section 28(e)(3)(A), (B) (for research) or (C) (for brokerage);

•	a determination that the product or service provides lawful and appropriate assistance to the investment manager in the performance of its investment decision-making responsibilities; and,

•	a determination that the amount of client commissions paid is reasonable in light of the value of products or services provided by the broker-dealer.

Upon conclusion of the evaluation process, the CCO and CFO must approve and document (see Attachment A) all soft dollar arrangements prior to entering into an agreement.

On a quarterly basis as part of the Best Execution review, and also any instance in which a vendor is either added or deleted, the Investment Team and the CCO will meet to evaluate the soft dollar budget and the list of all soft dollar services. At each meeting, the following is discussed if applicable:

•	Any changes to the current level of service

•	Any new services

•	Any services that are not being fully utilized, are obsolete, or redundant and should be eliminated

•	Whether the commissions targeted for the current quarter or year are in line with the budgeted amounts

•	Verify that percentage of use that should be applied toward soft dollars (if not 100%)

The CCO documents and maintains the information discussed in the Best Execution review. Any new vendor relationships must be approved by the CCO and CFO.

Every month, all copies of invoices for soft dollar products and services are reviewed by a member of the accounting department and then forwarded to the trader for verification. The invoices are time stamped and dated, and then forwarded to the soft dollar broker for payment. The soft dollar broker submits a monthly summary of all payments made for research, as well as a detailed listing of commissions generated with the executing soft dollar brokers. The research payments are reviewed by a member of the accounting department, and the commissions are reviewed by the operations manager to ensure payments have been properly accounted for. In addition, the trader performs a similar function to reconcile the commission list submitted by the soft dollar broker to a commission report generated by the portfolio management system. Any discrepancies are

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SOFT DOLLARS

resolved by the soft dollar broker, and any unresolved disputes are promptly brought to the attention of the CCO and CFO.

The CCO will conduct an annual review of the Firm’s soft dollar products and services to, (1) ensure the products and services continue to provide the value to the investment manager which was originally established upon initial evaluation; and, (2) prepare an annual soft dollar budget which they believe to be in the best interest of the Firm’s clients. The Portfolio Manager, Trader, CCO and COO/CFO must approve the annual soft dollar budget (see Attachment A). Any differences of opinion between the CCO and COO/CFO will be presented to the President for final resolution.

Mixed-Use Products and Services

In some instances, research products or services may also be used for functions that are not entirely research related (i.e. not related to the investment-decision making process). An allocation of the cost of mixed-use product or service will be made according to its use. Allocation decisions are generally based on a reasonable combination of factors such as:

•	the percentage of time devoted to the Firm’s use of the product for research vs. non-research applications;

•	the relative value of the product for each use as the CCO and COO/CFO determines to be reasonable and appropriate; and,

•	the availability and value of comparable products and services.

Under supervision from the CCO, all mixed-use soft dollar items will be evaluated upon initial receipt of the product or service, and then again on an annual basis, by users of the products and services. Evaluation results as well as guidance from the COO/CFO will assist the CCO in the establishment of a final mixed-use allocation decision. The process will be documented using the Soft Dollar Product/Service Approval Form (see Attachment A).

Recordkeeping

Appropriate records will be maintained concerning soft dollar transactions including the following:

•	records of all soft dollar supporting documentation (including a description of the service or product) provided in exchange for soft dollars;

•	a list of all brokers through which soft dollar services have been obtained;

•	non-binding agreements received from broker-dealers that document soft dollar arrangements;

•	all invoices and brokers’ statements reporting on soft dollar arrangements;

•	records that document the basis of allocation in the case of mixed-use products or services;

•	records of all brokerage allocation “targets” and progress towards those targets; and

•	documentation supporting the soft dollar product and service evaluation and approval process as well as signoff from the CCO and COO/CFO on the annual soft dollar budget review.

Soft Dollar Information – Supplemental to the Manual

In addition to regulatory and legal materials maintained by the CCO, two documents provided to the Company by its soft dollar broker serve as guidelines regarding products and services that are generally considered “Research” or “Brokerage” under section 28(e) as well as those items that fall outside of the safe harbor. Mixed-use items and generally accepted definitions are also found in these documents.

Annual Review and Approval

•	Soft Dollar Products & Budget – Member(s) of the Investment Team, COO/CFO and CCO As Necessary

•	Soft Dollar Product Approval – Member(s) of the Investment Team, COO/CFO and CCO

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Attachment A

RANGER SOFT DOLLAR PRODUCT/SERVICE APPROVAL FORM

Please complete Part I of this Application and submit it to the CCO for approval before obtaining a product or service with the expectation of directing commission dollars to the broker providing the service.

PART I – REQUESTED BY:

1. Name(s):	Date:

Signature(s):

2.	The product OR service will be used for the benefit of:

☐ A particular account(s)—Identify:

☐ All accounts

3.	Name of product or service:

4.	Provide a detailed description of the product or service (including who will use it and its purpose):

5.	Actual hard dollar cost of product or service: $. If the product or service consists of several parts for which the vendor has identified separate prices, provide the price of each part separately in the table below:

Part	Price $
1.
2.
3.
4.
5.

6.	Vendor:

7.	Paying Broker:

8.	Will the product or service be used for purposes other than research or brokerage?

9.	What percentage of the product or service (combination of time and value) will be used for research or brokerage?

PART II – TO BE COMPLETED BY THE CHIEF COMPLIANCE OFFICER

1.	The product or service is (check one):

A. ☐ Brokerage        B. ☐ Research        C. ☐ Mixed use

2.	Product or service is provided by the firm’s soft-dollar broker within the meaning of Section 28(e) (check one):

A. Yes            B. No             Comments:

3.	The Portfolio Manager has represented that target commissions paid are reasonable in relation to the value of the product or service provided (check one):

A. Yes            B. No            Comments:

4.	The product or service is within the disclosure of items permitted to be obtained with soft dollars in the Firm’s Form ADV and other relevant disclosure documents (e.g., client contracts and investment fund offering memoranda) (check one):

A. Yes            B. No            Comments:

5.	Commission dollars may be directed from the following accounts to acquire this service:

6.	The soft dollar expense is (check one):

A. Approved in its entirety

B. Mixed use – reference Mixed Use Product/Service Evaluation Form

7.	Notes:

Note: If any of 1D, 2B, 3B, or 4B above are checked, the product or service may not be acquired in a soft dollar transaction and must be disapproved in its entirety.

Approval

Signatures of CCO & CFO	Date

Attachment B

SOFT DOLLAR PRODUCTS/SERVICES

2009 ANNUAL BUDGET APPROVAL FORM

List of 2009 products and services: ATTACHED

Products/Services Added, Discontinued or Replaced for 2009

Product or Service	Added, Discontinued or Replaced

The products and/or services are in compliance with Section 28e of the ‘34 Act and are within the disclosure of items permitted to be obtained with soft dollars in the Firm’s Form ADV and other relevant disclosure documents.

Soft dollar products and services added which are considered mixed use:

Mixed Use Products or Services* for 2009

Product or Service	Soft Dollar %	Other %

*	Reference Mixed Use Product/Service Evaluation Form

2009 Annual Soft Dollar Product Budget Estimate

	Estimate	Date
2009 Commissions*
2009 Soft Dollar Product Budget

*	2009 Commission estimates are determined using beginning of the year assets under management and recent trading activities. Estimates are subject to change based on fluctuations in assets, market conditions and other circumstances.

I have reviewed the attached 2009 list of soft-dollar products and services and consider the target commissions to be reasonable in relation to the value they add to the Firm’s research and brokerage capabilities for the benefit of our clients.

Approval

Signatures	Date

Portfolio Manager

Trader

Chief Financial Officer

Attachment C

MIXED USE PRODUCT/SERVICE EVALUATION FORM

Date:	Initial Review Annual Review

Mixed use products/services are evaluated initially prior to approval and then again on an annual basis to determine the appropriate percentage mix between research/brokerage usage and other usage. The following description summarizes the evaluation process for the mixed use product/service described below.

Mixed Use Product or Service Name:

Product or Service Description:

Evaluation Results

Section 28(e) Compliance Review Results:

Research or Brokerage Users and Brief Description of Usage:

Other Product or Service Users and Brief Description of Usage:

Relative Value for Research and Brokerage and Estimated Percentage Usage:

Relative Value for Other Purposes and Estimated Percentage Usage:

Additional Comments:

Mixed Use Product or Service

Product or Service	Soft Dollar %

Approval

Signatures of CCO & CFO	Date

Others %

Chief Compliance Officer

PROXY VOTING

PROXY VOTING

Introduction

Rule 206(4)-6 under the Advisers Act requires every investment adviser to adopt and implement written policies and procedures, reasonably designed to ensure that the adviser votes proxies in the best interest of its investors. The Rule further requires the adviser to provide a concise summary of the adviser’s proxy voting process and offer to provide copies of the complete proxy voting policy and procedures to investors upon request. Lastly, the Rule requires that the adviser disclose to investors how they may obtain information on how the adviser voted their proxies.

The Firm votes proxies for a many of its investors, and therefore has adopted and implemented this Proxy Voting Policy and Procedures. Any questions about this document should be directed to the CCO.

The Firm views seriously its responsibility to exercise voting authority over securities which form part of its investors’ portfolios. Proxy statements increasingly contain controversial issues involving shareholder rights and corporate governance, among others, which deserve careful review and consideration.

It is the Firm’s policy to review each proxy statement on an individual basis and to base its voting decision exclusively on its judgment of what will best serve the financial interests of the beneficial owners of the security. These beneficial owners include members of pooled investment funds for which the Firm acts as investment manager or general partner, and investor accounts for which the Firm acts as investment manager.

The Firm has engaged the services of RiskMetrics Group, ISS Governance Services (“ISS”) to assist it with administration of the proxy voting process. In addition to general administration assistance, ISS services also include proxy voting recommendations based upon research and guidelines published by ISS. However, the Firm’s proxy voting policies and case-by-case evaluation of each issue may result in proxy votes on certain issues that differ from ISS recommendations.

A number of recurring issues can be identified with respect to the governance of a company and actions proposed by that company’s board. The Firm follows internal Proxy Voting procedures (described below) that allow the Firm to vote on these issues in a uniform manner. Proxies are generally considered by the investment team members responsible for monitoring the security being voted. That person will cast his votes in accordance with this Proxy Voting Policy and procedures. Any non-routine matters are referred to the Portfolio Manager.

The Firm, in exercising its voting powers, also has regard to the statutes and rules applicable to registered investment advisors. The manner in which votes are cast by the Firm is reported to investors by delivery of this Proxy Voting Policy. In addition, the Firm will provide, upon request, a list of how each proxy was voted for an investor.

Key Proxy Voting Issues:

•	Election of Directors and Appointment of Accountants

The Firm will vote for management’s proposed directors in uncontested elections. For contested elections, the Firm votes for candidates it believes best serve shareholders’ interests. The Firm votes to ratify management’s appointment of independent auditors.

•	Increase Authorized Capital

The Firm votes for these proposals in the absence of unusual circumstances. There are many business reasons for companies to increase their authorized capital. The additional shares often are intended to be used for general corporate purposes, to raise new investment capital for acquisitions, stock splits, recapitalizations or debt restructurings.

•	Preference Shares

The Firm will carefully review proposals to authorize new issues of preference shares or increase the shares authorized for existing issues. The Firm recognizes that new issues of authorized preference shares can provide flexibility to corporate issuers as the shares can be issued quickly without further shareholder approval in connection with financings or acquisitions. Therefore, generally the Firm will not oppose proposals to authorize the issuance of preferred shares. The Firm will, however, scrutinize any such proposals which give the Board the authority to assign disproportionate voting rights at the time the shares are issued.

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PROXY VOTING

•	Dual Capitalization, Other Preferential Voting Rights

The Firm will generally vote against proposals to divide share capital into two or more classes or to otherwise create classes of shares with unequal voting and dividend rights. The Firm is concerned that the effect of these proposals, over time, is to consolidate voting power in the hands of relatively few insiders, disproportionate to their percentage ownership of the company’s share capital as a whole. This concentration of voting power can effectively block any takeover which management opposes and dilute accountability to shareholders.

•	Merger/Acquisition

All proposals are reviewed on a case by case basis by taking the following into consideration:

•	whether the proposed acquisition price represents fair value;

•	whether shareholders could realize greater value through other means; and

•	whether all shareholders receive equal/fair treatment under the merger acquisition terms.

•	Restructuring/Recapitalization

All proposals are reviewed on a case by case basis taking the following into consideration:

•	whether the proposed restructuring/recapitalization is the best means of enhancing shareholder value; and

•	whether the company’s longer term prospects will be positively affected by the proposal.

•	Provide Director Indemnification

The Firm will vote for proposals to provide corporate indemnification for directors if consistent with all relevant laws. Corporations face great obstacles in attracting and retaining capable directors. The Firm believes such proposals will contribute to corporations’ ability to attract qualified individuals and will enhance the stability of corporate management.

•	Share Option Plans

The Firm will generally vote against proposals which authorize:

•	more than 10% of the company’s outstanding shares to be reserved for the award of share options; or

•	the award of share options to Employees and/or non-Employees of the company (for instance, outside directors and consultants) if the exercise price is less than the share’s fair market value at the date of the grant of the options and does not carry relevant performance hurdles for exercise; or

•	the exchange of outstanding options for new ones at lower exercise prices.

Shareholder Proposals - Corporate Governance Issues:

•	Majority Independent Board

The Firm will generally vote for proposals calling for a majority outside board. The Firm believes that a majority of independent directors can be an important factor in facilitating objective decision making and enhancing accountability to shareholders.

•	Executive Compensation

The Firm will generally vote against proposals to restrict Employee compensation. The Firm feels that the specific amounts and types of Employee compensation are within the ordinary business responsibilities of the Board of Directors and company management; provided, however, that share option plans meet our guidelines for such plans as set forth herein. On a case-by-case basis, the Firm will vote for proposals requesting more detailed disclosure of Employee compensation, especially if the company does not have a majority outside board.

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PROXY VOTING

Potential Conflicts of Interest:

In connection with any security which is the subject of a proxy vote, the Firm will determine whether any conflict of interest exists between the Firm or its Affiliates, on the one hand, and the beneficial owners of the securities, on the other hand. If a conflict of interest is identified, the Firm will first seek to apply the general guidelines discussed above without regard to the conflict. If the guidelines discussed above do not apply, the Firm will evaluate the situation and document the issue and resolution on the Proxy Voting Exception Report (See Attachment A). The resolution may very well include notifying the beneficial owners of such conflict, describe how the Firm proposes to vote and the reasons therefore, and request the investor to provide written instructions if the investor desires the voting rights to be exercised in a different manner (which may include not voting the proxy). If an investor does not deliver contrary written instructions, the Firm will vote as indicated in its notice to investors.

Recordkeeping and Reports:

In order to comply with all applicable recordkeeping and reporting requirements, the Firm will do the following:

1.	The Firm will keep a copy of this Proxy Voting Policy and provide the same to investors upon request.

2.	The Firm will retain copies of the proxy statements and a record of each vote cast by the Firm on behalf of an investor for periods prior to October 2008. For the periods thereafter, the Firm has authorized ISS to make and retain, on the Firm’s behalf, copies of proxy statements and records of the votes cast. The Firm may also rely on obtaining a copy of a proxy statement from the Commission’s Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

3.	The Firm will retain a copy of any document created by the Firm that was material to making a decision how to vote proxies on behalf of an investor or that memorializes the basis for that decision.

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Attachment A

Proxy Voting Exception Report

To:                     Tom Burson

From:

Date:

Stock Name	Ticker	CUSIP
Exception or Issue Proposed Resolution Final Resolution

Date

Investment Team Member Signature

PM Signature

CCO Signature

CDRP

CONTINGENCY AND DISASTER RECOVERY PLAN

Summary

The purpose of the Firm’s Contingency and Disaster Recovery Plan (“CDRP”) is to provide specific guidelines the Firm will follow in the event of a failure of any critical business capability.

Goals and Objectives

The goal of the CDRP is to provide uninterrupted service to the Firm’s investors and/or to minimize the downtime should a system or vendor failure occur. The CDRP has been developed to meet the following objectives:

•	Provide for accurate and timely response to emergency situations

•	Minimize the impact upon the safety and well being of Firm personnel

•	Protect against the loss or damage to organizational assets

•	Provide Employees with an alternative site(s) to fulfill essential functions and services

Risk assessment, disaster prevention and disaster avoidance are critical components of the Firm’s contingency planning process. The implementation of the CDRP should help ensure the Firm information technology and communication systems, records and business functions can be restored in a secure and timely manner.

Contingency and Disaster Recovery Plan Team

Under the supervision of the COO/CFO, with assistance from the President and CCO, members of the CDRP team discussed below will be responsible for, (i) assessing the extent of damage; (ii) verifying the usability of all essential systems and services during any disruption; and, (iii) ensuring the execution of continuity procedures by each line of business. CRDP team participants and their corresponding responsibilities include:

•	Operations - the COO/CFO, assisted by the President and CCO; absent the COO/CFO, the President and/or CCO will assume responsibility for this role

•	Serves as the central point of contact and ultimate decision maker

•	Coordinates the communication process for the Firm and the assignment of duties

•	President and CCO assist the COO/CFO in the decision making process and communication with other CDRP team leaders and Employees

•	Information Technology - the IT Manager is essential to the disaster recovery process and will relocate to the Firm’s Co-Location facility if necessary; absent the IT Manager, the Firm’s IT consultants will assume responsibility for this role

•	Assesses status of all technology and communication systems

•	Ascertains available technology and communication alternatives as necessary - Communicates alternatives to COO/CFO and makes recommendations

•	Executes technology and communication recovery activities as discussed with COO/CFO

•	Investment Team – the Portfolio Manager; absent the Portfolio Manager, a designated member of the Investment Team will assume responsibility for this role

•	Provides Investment Team members with instructions for maintaining the integrity of the investment management process given the specific nature of the business disruption

•	Assigns course of action, responsibilities and alternative worksites

•	In addition to home office locations, alternative worksites for the Portfolio Manager and Trader include a couple of local broker/dealer offices or other Investment Team member home offices

In order to maintain operations upon the commencement of a significant emergency, Employees will be contacted to confirm their well-being and to provide information regarding alternative work arrangements. Essential investment,

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CDRP

managerial and technology personnel will be notified via telephone, cell phone and/or electronic mail with instructions regarding how and when to proceed to an alternative worksite (as illustrated in the diagram below).

CRDP TEAM

A. Facilities and Alternative Work Sites

In the event the building cannot be entered for any reason, the following procedures are to be followed:

1.	The individual discovering the situation will immediately notify the COO/CFO and/or CCO.

2.	The COO/CFO and CCO will notify supervisors and/or Employees that the building cannot be entered and that Management will meet to determine an appropriate response. Further instructions will be communicated promptly.

3.	The nature of any further action will be determined during the Management meeting, including, if necessary, relocation of key operations, investment and technical personnel.

If necessary, the IT Manager will administer Firm technology and communication systems from the Co-Location and only essential Employees will initially be authorized to remote access into the Firm’s technology resources. For the purposes of the CDRP, Essential Employees include:

1.	The IT Manager, or consultant

2.	The Portfolio Manager, or his designees

3.	The COO/CFO, or his designees

Employees have the ability to access virtually all of the Firm’s electronic records and conduct securities transactions on behalf of the Firm’s investors from their homes or other remote locations using VPN and/or Terminal Server technology.

B. Communications

In the event the Firm loses local telephone service, long-distance service or any other telecommunications services, then the following procedures will be followed:

1.	The IT Manager will ascertain the nature and expected duration of the outage.

2.	If the outage appears significant and involves loss of local service or all long-distance service, the IT Manager may relocate to the Co-Location.

3.	If the outage is limited to the temporary loss of local or long-distance services, the IT Manager will continually reassess the situation until service has been fully restored.

The Firm maintains a master Employee list which includes pertinent contact information for each Employee. In the event of a total phone system failure, Employees will utilize their cell phones or Blackberries to maintain contact with one another and operate the business where necessary.

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C. Investor Services and Recordkeeping

Given the nature of the interruption, the Firm has implemented procedures to maintain close contact with each of its investors and executing broker-dealers to ensure there is no disruption in service during any failure of one of the Firm’s critical business capabilities. The Firm maintains a detailed list of the contact persons at each of its executing broker-dealers. If either the Firm or any of its executing broker-dealers experiences a systems or business failure, contact will be initiated with affected firms to determine the cause, nature and extent of the disruption. Since the Firm’s executing and clearing firms maintain several offices throughout the United States and around the world, the Firm is confident that any major disruption, emergency or disaster that could potentially affect one geographic region would have limited impact on the ability of the Firm to continue its operational and business relationships with such firms.

The Firm takes very seriously its obligation to protect information and allow access to backup sources of information in the event of a disaster. The Firm receives daily electronic trading downloads from each of its executing broker-dealers. In addition to daily electronic transmissions, the Firm may request that each of its broker- dealers send physical reports which detail investor and client securities transactions. If an emergency or disaster results in the Firm’s loss of original documentation, the Firm’s broker-dealers will provide the necessary supporting documentation. The CDRP team is responsible for efforts to remediate issues with investor services and recordkeeping.

D. Hardware/Software

The failure or temporary loss of certain of the Firm’s hardware infrastructure or software applications will be addressed by the IT Manager. The Firm has determined that it is more likely for the Firm to encounter sporadic hardware and software failures rather than a preponderance of such failures at one time.

If a failure of the internal system network is suspected, the IT Manager will contact vendor(s) or technology consultants as necessary. Functionality tests will be performed to determine the extent of damage.

The Firm backs up its electronic records every fifteen minutes utilizing servers housed at a Co-Location. Prior to engaging the Co-Location, month end back-up tapes have been kept since Firm inception. The Firm’s off-site record storage arrangements assist in the assurance that all necessary records will be available to meet operational and regulatory requirements in the event of a disaster.

E. Executing Firms and Custodians

The Firm does not maintain physical custody of investors’ funds, make markets in any securities, execute trades directly or participate in underwritings for clients. Each of these tasks is conducted by the Firm’s executing broker- dealers and/or client designated custodians. Each of the Firm’s executing broker-dealers has developed contingency procedures to provide the above noted services in the event of a business disruption. Nevertheless, in the event of a disaster, the Operations Manager and Investment Team will be responsible for leading the efforts to remediate any challenges which may occur as a result of a business disruption.

F. Training, Testing and Evaluation

Employees receive CDRP training when they are hired as part of the review of the Firm’s compliance policies and procedures. Firm-wide training will occur on an annual basis and will be administered by the CCO, COO/CFO and IT Manager. On an on-going basis, the IT Manager will conduct periodic tests to ensure the Co-Location functionality is operating properly.

Reference: Ranger Technology Disaster Recovery Plan and CDRP Procedures Booklet

Annual Training and Testing

•	The CCO, COO/CFO and IT Manager will administer Firm-wide training & testing on an annual basis As Necessary

•	New Employees will receive CDRP instruction from the CCO in conjunction with the issuance of the Manual upon commencement of employment with the Firm

•	The IT Manager will perform periodic testing as deemed appropriate and/or upon installation of new hardware or software

•	The CCO will issue periodic reminders and instruction in accordance with the Firm’s compliance training program

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CODE OF CONDUCT & COMPLIANCE MANUAL

ACKNOWLEDGEMENT FORM

The CCO reports directly to the President and is fully authorized to implement and enforce the Firm’s compliance program. I recognize that I am required to promptly report any violation of the Firm’s compliance policies and procedures described herein to the CCO.

Upon receipt of the Manual, the CCO provided me with an overview of the contents presented herein emphasizing key concepts in each section listed below. Following this review, I acknowledge that I have read and understand the policies and procedures found in the Code of Conduct and Firm’s Compliance Policies and Procedures Manual, and recognize that they apply to me and agree to comply in all respects with the procedures described herein for the duration of my employment with the Firm.

Code of Conduct	Electronic Communications

Code of Ethics	Portfolio Management and Reviews

Duty to Supervise	Trading Procedures

Marketing	Trading Errors

Third-Party Marketing Firms	IPO Policies and Procedures

Investment Performance Presentation Policy	Security Valuation Policy

Account Opening and Closing Procedures	Custody

Investor Privacy	Soft Dollars

Vendor Approval and Review	Proxy Voting

Maintenance of Books and Records	Contingency and Disaster Recovery Plan

Employee (Print Name):

Signature:

Date:

Though all of the material covered in the Manual is important, Employees should pay particular attention to the information specific to their duties and that intended for all Employees. Any questions with respect to the information contained in the Manual should be directed to the CCO.